UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FILED PURSUANT TO RULE 424(b)(4)

SEC FILE NUMBER 333-137174

PROSPECTUS

November 16, 2006

CASCADE ENERGY, INC.

A NEVADA CORPORATION

55,125,042 SHARES OF COMMON STOCK OF CASCADE ENERGY, INC.

_________________________________

This prospectus registers a total of 55,125,042 shares of our company stock. This prospectus relates to the resale by certain selling security holders of our company of up to 55,125,042 shares of our common stock in connection with the resale of:

- up to 49,612,912 shares of our common stock which may be issued upon the conversion of certain convertible debentures issued in private placements on November 30, 2005 and January 10, 2006;

- up to 4,812,130 shares of our common stock which may be issued on the exercise of certain share purchase warrants issued in payment of placement agent fees;

- 350,000 shares of our common stock issued in connection with the private placement on November 22, 2005; and

- up to 350,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement on November 22, 2005.

The selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling security holders. We will pay for the expenses of this offering.

Our common stock is quoted on the National Association of Securities Dealers OTC Bulletin Board under the symbol “CSCE”. On January 5, 2006, the closing bid price of our common stock was $0.23. On September 22, 2006, the closing bid price of our common stock was $0.06.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 9 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is November 16, 2006.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Page No.
PROSPECTUS SUMMARY	5
RISK FACTORS	7
RISKS RELATED TO SOME OF OUR OUTSTANDING SECURITIES	7
We have issued convertible debentures and share purchase warrants, and our obligations under the convertible debentures and the warrants pose risks to the price of our common stock and our continuing operations.	7
The holders of the convertible debentures have the option of converting the convertible debentures into shares of our common stock. The holders of the convertible debentures may also exercise their common share purchase warrants. If the convertible debentures are converted or the share purchase warrants are exercised, there will be dilution of your shares of our common stock.	7
The convertible debentures provide for various events of default that would entitle the holders to require us to immediately repay the outstanding principal amount, plus accrued and unpaid interest, in cash. If an event of default occurs, we may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working capital in our business.	7
All of our assets are secured and consequently if we default on the convertible debentures, our continued operation will be adversely affected.	8
Any significant downward pressure on the price of our common stock could encourage short sales by the holders of the convertible debentures or by others. Such short sales may in turn place additional downward pressure on the market price of our common stock.	8
Sales of a substantial number of shares of our common stock into the public market by the selling security holders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.	9
The holder of the convertible debentures has the option of converting the principal outstanding under the convertible debentures into shares of our common stock. If the holder converts the convertible debentures, there will be dilution of your shares of our common stock.	9
A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.	10
If we issue additional shares in the future this may result in dilution to our existing stockholders.	10
RISKS RELATED TO OUR BUSINESS	10
We have had negative cash flows from operations. Our business operations may fail if our actual cash requirements exceed our estimates, and we are not able to obtain further financing.	10
We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.	11
If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing shareholders may suffer substantial dilution.	11
Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.	11
We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.	11

If we are unable to retain the services of William Scott Marshall and Chris Foster or if we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.	12
As our properties are in the exploration stage, there can be no assurance that we will establish commercial discoveries on our properties.	12
Even if we are able to, the potential profitability of oil and gas ventures depends upon factors beyond the control of our company.	12
Even if we are able to discover and generate a gas or oil well, there can be no assurance the well will become profitable.	12
Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.	12
The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.	13
Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.	13
Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuation of our operations.	13
Exploration drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect of our financial position.	13
All of our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.	14
Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.	14
Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.	14
NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock	14
FORWARD-LOOKING STATEMENTS	15
SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE	15
THE OFFERING	15
USE OF PROCEEDS	16
PRIVATE PLACEMENTS	16
SELLING SECURITY HOLDERS	17
NOVEMBER 30, 2005 and January 10, 2006 PRIVATE PLACEMENT OF Convertible Debentures and warrants	19
PLAN OF DISTRIBUTION	21
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
DESCRIPTION OF COMMON STOCK	25

PENNY STOCK RULES	26
INTEREST OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
DESCRIPTION OF PROPERTY	27
DESCRIPTION OF BUSINESS	28
REPORTS TO SECURITY HOLDERS	32
MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATION	33
NEW ACCOUNTING PRONOUNCEMENTS	36
APPLICATION OF CRITICAL ACCOUNTING POLICIES	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	38
DIVIDEND POLICY	39
EXECUTIVE COMPENSATION	39
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES	40
COMPENSATION OF DIRECTORS	40
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	41
FINANCIAL STATEMENTS	42
WHERE YOU CAN FIND MORE INFORMATION	94

As used in this prospectus, the terms “we”, “us” and “our” mean Cascade Energy Inc.

All dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

Cascade Energy, Inc. (formerly “Pro-Tech Holdings Ltd.”) was incorporated under the laws of the State of Nevada on December 23, 2003. After we effected the acquisition of Power Grow System Ltd., a private British Columbia company, on February 29, 2004, our focus was on identifying and securing business opportunities in the hydroponics plant growing equipment manufacturing industry. Due to the inability to run this business with a profit, and the difficulty in attracting additional capital on terms favorable to existing shareholders, previous management of our company ceased operation of this business and instead focused on the oil and gas sector as an industry that would more readily enhance shareholder value.

We are an exploration stage company engaged in the exploration and development of natural gas and oil properties in the province of Alberta, Canada, and in the States of California and Kansas, U.S.A. Our primary objective is to acquire, discover, upgrade and expand North American energy reserves towards near-term production and cash flow, together with identifying and participating in exploration opportunities.

To date we have acquired initial working interests in the Coyote Creek gas prospect in the Sacramento basin of California, USA, the Empress gas and Bolloque oil prospects in Alberta, Canada, and have entered into a data sharing agreement respecting several prospective areas in the State of Kansas, U.S.A.

Number of Shares Being Offered

This prospectus registers a total of 55,125,042 shares of our company stock. This prospectus relates to the resale by certain selling security holders of our company of up to 55,125,042 shares of our common stock in connection with the resale of:

- up to 49,612,912 shares of our common stock which may be issued upon the conversion of certain convertible debentures issued in private placements on November 30, 2005 and January 10, 2006;

- up to 4,812,130 shares of our common stock which may be issued on the exercise of certain share purchase warrants issued in payment of placement agent fees;

- 350,000 shares of our common stock issued in connection with the private placement on November 22, 2005; and

- up to 350,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement on November 22, 2005.

The selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling security holders. We will pay for the expenses of this offering.

Our common stock is quoted on the National Association of Securities Dealers OTC Bulletin Board under the symbol “CSCE”. On January 5, 2006, the closing bid price of our common stock was $0.23. On September 22, 2006, the closing bid price of our common stock was $0.06.

The selling security holders may sell these shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled “Plan of Distribution”.

Number of Shares Outstanding

There were 101,250,840 shares of our common stock issued and outstanding as at September 22, 2006.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling security holders. However, we will receive gross proceeds of $4,878,880 assuming the exercise of all of the related share purchase warrants issued in connection with the private placement on November 30, 2005. Since we cannot predict when the warrants will be exercised, if ever, we have not earmarked these proceeds for any particular purpose and we anticipate that any proceeds that we do receive will be added to our general working capital for application to our ongoing operations.

We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended February 28, 2006 and February 28, 2005, including the notes to those financial statements and the unaudited interim consolidated financial statements for the quarter ended August 31, 2006 including the notes to those financial statements which are included elsewhere in this prospectus. The summarized consolidated financial data should also be read in conjunction with the section entitled “Management Discussion and Analysis and Plan of Operation” beginning on page 41 of this prospectus.

	For the six months ended August 31, 2006	For the year ended February 28, 2006	For the year ended February 28, 2005
Revenue from Continuing Operations	$2,130	$11,181	-
Net Income/(Loss) for the Period	$2,765,768	$180,889	$(244,324)
Loss Per Share basic and diluted	-	-	-
	As at August 31, 2006	As at February 28, 2006	As at February 28, 2005
Working Capital/(Deficiency)	$67,643	$1,108,153	$(24,826)
Total Assets	$391,408	$1,493,162	$0.00
Total Liabilities	$4,049,051	$8,105,649	$224,715
Total Number of Issued Shares of Common Stock	95,250,840	93,150,000	72,800,000
Deficit accumulated in the exploration stage	$(3,917,271)	$(6,683,038)	-
Total Stockholders’ Deficit	$(3,657,643)	$(6,612,487)	$(207,338)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO SOME OF OUR OUTSTANDING SECURITIES

We have issued convertible debentures and share purchase warrants, and our obligations under the convertible debentures and the warrants pose risks to the price of our common stock and our continuing operations.

The convertible debentures, in the aggregate principal amount of $3,500,000, will mature on November 30, 2008 or January 10, 2009 ($1,750,000 on each date respectively). The convertible debentures provide that the holder of the debentures may convert the outstanding principal and accrued interest into shares of our common stock. The purchasers of the convertible debentures also hold an aggregate of 12,000,000 share purchase warrants.

The terms and conditions of the convertible debentures and the share purchase warrants pose unique and special risks to our continuing operations and the price of our common stock. Some of those risks are outlined below.

The holders of the convertible debentures have the option of converting the convertible debentures into shares of our common stock. The holders of the convertible debentures may also exercise their common share purchase warrants. If the convertible debentures are converted or the share purchase warrants are exercised, there will be dilution of your shares of our common stock.

The issuance of shares of our common stock upon conversion of the convertible debentures and upon exercise of the share purchase warrants will result in dilution to the interests of other holders of our common stock, since the holders of the convertible debentures may sell all of the resulting shares into the public market.

The principal amount of the convertible debentures may be converted at the option of the holders into shares of our common stock at the lower of a set price of $0.2902 per share or 80% of the lowest volume weighted average trading price per share for the five trading days prior to conversion, subject to adjustment pursuant to the anti-dilution provisions as set forth in the convertible debentures.

Each convertible debenture and each share purchase warrant is subject to anti-dilution protection upon the occurrence of certain events. If, among other things, we offer, sell or otherwise dispose of or issue any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price of the convertible debenture or the exercise price of the share purchase warrant, the conversion price of the convertible debentures or the exercise price of the warrants will be reduced, depending on the number of shares of common stock that we issue at that lower price, to a price which is less than the conversion price or the exercise price.

The convertible debentures provide for various events of default that would entitle the holders to require us to immediately repay the outstanding principal amount, plus accrued and unpaid interest, in cash. If an event of default occurs, we may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working capital in our business.

We will be considered in default of the convertible debentures if certain events occur. If an event of default occurs, the holders of the convertible debentures can elect to require us to pay all of the outstanding principal amount, plus all other accrued and unpaid amounts under the convertible debentures.

Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the convertible debentures in cash (including any interest on such amounts and any applicable late fees under the convertible debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the convertible debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the convertible debentures, or to enforce the payment of the outstanding convertible debentures or any other legal or equitable right or remedy. This would have an adverse effect on our continuing operations.

All of our assets are secured and consequently if we default on the convertible debentures, our continued operation will be adversely affected.

We are financing our operations primarily through the issuance of the convertible debentures. These convertible debentures have been secured primarily by all of out assets. As collateral security for the payment and satisfaction of all of our obligations under the convertible debentures, we granted a continuing first priority security interest in and to all of our assets (which we now own or which we acquire in the future) to the holders of the debentures. The assets included all accounts, accounts receivable, contracts, notes, bills, inventory, machinery, equipment, supplies, furniture, furnishings, fixtures, corporate or business records, inventions, designs, patents, patent applications, trademarks, trademark registrations and applications, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications, licenses, permits, franchises, customer lists, computer programs, all claims under guarantees and tax refund claims.

As collateral security for the payment and satisfaction of all of our obligations under the convertible debentures, we also pledged and collaterally assigned to the holders a first priority security interest in 44,000,000 shares of common stock.

If we default on the debentures, the holders of the debentures have the following rights:

•	all of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law;
•	the right to foreclose by any available judicial procedure or without judicial process;
•

the right to enter into our premises through self-help and without judicial process, without first obtaining a final judgment or giving us notice, to remove any of our assets in order effectively to collect or liquidate such assets;

•

the right to sell, assign, lease or to otherwise dispose of all or any of our assets in its then existing condition, or after any further manufacturing or processing thereof, at public or private sale of sales; and

•	the right to sell, assign and deliver or collect the whole or any part of the pledged stock.

If we default on any of these convertible debentures, and the debenture holders seek to enforce any of the security that we have granted, we may be required to cease operations as continuing our business would be difficult, and perhaps not possible, depending upon the remedy pursued by the debenture holders.

Any significant downward pressure on the price of our common stock could encourage short sales by the holders of the convertible debentures or by others. Such short sales may in turn place additional downward pressure on the market price of our common stock.

Any significant downward pressure on the price of our common stock as the noteholders sell shares of our common stock could encourage short sales by others, subject to applicable securities laws. In turn, sales of a substantial number of shares of our common stock by way of short sales could further depress the market price of our stock.

In an ordinary or “uncovered” short sale, a selling stockholder causes his or her executing broker to borrow the shares to be delivered at the completion of the sale from another broker, subject to an agreement to return them upon request, thereby avoiding the need to deliver any shares actually owned by the selling stockholder on the settlement date for the sale. Since the selling stockholder does not own the shares that are sold, the selling stockholder must subsequently purchase an equivalent number of shares in the market to complete or “cover” the transaction. The selling stockholder will realize a profit if the market price of the shares declines after the time of the short sale, but will incur a loss if the market price rises and he or she is forced to buy the replacement shares at a higher price. Accordingly, a declining trend in the market price of our common stock may stimulate short sales.

Sales of a substantial number of shares of our common stock into the public market by the selling security holders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 101,250,840 shares of common stock issued and outstanding as of September 22, 2006. When this registration statement is declared effective, the selling security holders may convert their convertible debentures and exercise their share purchase warrants. Under such circumstances, assuming conversion of the fixed conversion price of $0.2902, and conversion of the share purchase warrants, up to 28,872,778 shares will be added to the number of issued and outstanding shares of our company, not including any adjustments that may be made to the conversion price. As a result of this registration statement, a substantial number of our shares of common stock may be issued and may be available for resale, which could have an adverse effect on the price of our common stock.

To the extent any of the selling security holders convert any of their convertible debentures or exercise any of their share purchase warrants, and then resell the shares of common stock issued to them upon such conversion or exercise, as applicable, the price of our common stock may decrease due to the additional shares of common stock in the market.

Any significant downward pressure on the price of our common stock as the selling security holders sell the shares of our common stock could encourage short sales by others. Any such short sales could place further downward pressure on the price of our common stock.

The holder of the convertible debentures has the option of converting the principal outstanding under the convertible debentures into shares of our common stock. If the holder converts the convertible debentures, there will be dilution of your shares of our common stock.

The conversion of the Convertible Debentures will result in dilution to the interests of other holders of our common stock since the holder may ultimately convert the full amount of the Convertible Debentures and sell all of these shares into the public market.

The following table sets forth the number and percentage of shares of our common stock that would be issuable if the holder of the Debenture converted at the base fixed conversion price of $0.2902 and reduced conversion prices of $0.25, $0.20, $0.15, $0.10 and $0.05.

Conversion Price	Number of Shares Issuable on Conversion of Convertible Debentures(1)	Percentage of Issued and Outstanding(2)
$0.2902	12,060,648	19.70%
$0.25	14,000,000	22.17%
$0.20	17,500,000	26.26%
$0.15	23,333,333	32.19%
$0.10	35,000,000	41.59%
$0.05	70,000,000	58.75%

(1)            Represents the number of shares issuable if all principal amounts of all of the Convertible Debentures were converted at the corresponding conversion price.

(2)            Represents the percentage of the total outstanding common stock that the shares issuable on conversion of the Convertible Debentures without regard to any contractual or other restriction on the number of securities the selling stockholder may own at any point in time. Based on 101,250,840 shares issued and outstanding on September 22, 2006.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products, implement our marketing plans and continue our current operations. If the stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations and as a result we may be forced to scale down or even cease our operations.

If we issue additional shares in the future this may result in dilution to our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock. We currently have 101,250,840 shares issued and outstanding as at September 22, 2006. We are registering an additional 55,125,042 shares of our common stock for resale by the selling security holders, as described herein. Of the 55,125,042 shares of our common stock being registered, only 350,000 are currently included in our issued and outstanding shares number. If we are required to issue all other shares being registered that are not currently issued and outstanding, we may have up to 156,025,882 shares issued and outstanding, resulting in substantial dilution to our existing stockholders. In addition, our board of directors has the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to obtain additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations. Our business operations may fail if our actual cash requirements exceed our estimates, and we are not able to obtain further financing.

Our company has had negative cash flows from operations as we have not yet generated any significant revenues. To date, we have incurred significant expenses in acquisitions and exploration. Our business plan calls for additional significant expenses necessary to bring our oil and gas properties to production. We have estimated that we will require approximately $2,125,000 to carry out our business plan during the year ending February 28, 2007. As at August 31, 2006, we had cash of $28,778. We believe we have sufficient funds to satisfy our cash requirements to complete our current exploration and development program. Our company intends to raise further equity or debt financing to expand our acquisition, exploration and development activities, although we have not identified any sources of such financing. However, there is no assurance that actual cash requirements will not exceed our estimates, in which case we will require additional financing to bring our products into commercial operation, finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow. In particular, additional capital may be required in the event that:

- we incur any significant unanticipated expenses.

- drilling and completion costs for further wells increase beyond our expectations; or

- we encounter greater costs associated with general and administrative expenses or offering costs.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We may not be able to obtain additional equity or debt financing on acceptable terms if and when we need it. Even if financing is available it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our exploration and development program, respond to changing business or economic conditions, withstand adverse operating results, and compete effectively. More importantly, if we are unable to raise further financing when required, our continued operations may have to be scaled down or even ceased and our ability to generate revenues would be negatively affected.

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $3,917,271 for the period from June 1, 2005 (date of inception of exploration stage) to August 31, 2006. We cannot be assured that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in exploration stage oil and gas companies. There can be no assurance that our exploration and development programs will be successful or that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to sustain and expand our oil and gas exploration activities. We anticipate that we will require up to approximately $2,125,000 to fund our continued operations for the twelve month period ending February 28, 2007, well in excess of the cash on hand of $28,778 as at August 31, 2006. Additional capital may be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our exploration plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 27, 2006, our independent auditors stated that our financial statements for the fiscal year ended February 28, 2006 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history in the business of oil and gas exploration and must be considered in the development stage. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

If we are unable to retain the services of William Scott Marshall and Chris Foster or if we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of William Scott Marshall, our president and director, and Chris Foster, one of our directors. Loss of the services of Messrs. Marshall and Foster could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Marshall or Foster. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

As our properties are in the exploration stage, there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration stage only and are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our properties.

Even if we are able to, the potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. In addition, adverse weather conditions can also hinder drilling operations. These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Even if we are able to discover and generate a gas or oil well, there can be no assurance the well will become profitable.

We have only recently commenced production on certain of our properties. However, a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. In addition, the marketability of oil and gas which may be acquired or discovered will be affected by numerous factors, including the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection, all of which could result in greater expenses than revenue generated by the well.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. Our budget anticipates our acquisition of additional acreage. This acreage may not become available or if it is available for leasing, that we may not be successful in acquiring the leases.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuation of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry. We believe that our operations comply, in all material respects, with all applicable environmental regulations. Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

All of our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal securities laws against our directors or officers.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the National Association of Securities Dealers. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company’s operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the NASD (National Association of Securities Dealers Inc.) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 9 to 16, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

THE OFFERING

This prospectus registers a total of 55,125,042 shares of our company stock. This prospectus relates to the resale by certain selling security holders of our company of up to 55,125,042 shares of our common stock in connection with the resale of:

- up to 49,612,912 shares of our common stock which may be issued upon the conversion of certain convertible debentures issued in private placements on November 30, 2005 and January 10, 2006;

- up to 4,812,130 shares of our common stock which may be issued on the exercise of certain share purchase warrants issued in payment of placement agent fees;

- 350,000 shares of our common stock issued in connection with the private placement on November 22, 2005; and

- up to 350,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement on November 22, 2005.

The selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling security holders. We will pay for the expenses of this offering.

Our common stock is quoted on the National Association of Securities Dealers OTC Bulletin Board under the symbol “CSCE”. On January 5, 2006, the closing bid price of our common stock was $0.23. On September 22, 2006, the closing bid price of our common stock was $0.06.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling security holders and we will not receive any proceeds from the resale of the common stock by the selling security holders. We will, however, incur all costs associated with this registration statement and prospectus. We will receive gross proceeds of $4,878,880 upon the exercise of all of the share purchase warrants issued in connection with the private placement on November 30, 2005 (assuming all share purchase warrants are exercised at their current respective exercise prices prior to expiry). Since we cannot predict when the warrants will be exercised, if ever, we have not earmarked these proceeds for any particular purpose, and we anticipate that any proceeds that we do receive will be added to our general working capital for application to our ongoing operations.

PRIVATE PLACEMENTS

November 22, 2005 Private Placement

On November 22, 2005, we closed a private placement consisting of 350,000 units at a price of $0.30 per unit for gross proceeds of $105,000. Each unit consists of one common share and one non-transferable common share purchase warrant exercisable for a period of twenty-four months from the date of closing at an exercise price of $0.60. We issued the securities to thirteen non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

November 30, 2005 Private Placement

On November 30, 2005, we entered into a securities purchase agreement with an institutional investor for an aggregate purchase price of $3,500,000, of which we have issued (i) a $1,750,000 secured convertible debenture, convertible into shares of our common stock, par value $0.001, and (ii) a warrant to purchase an aggregate of 12,000,000 additional shares of our common stock at an exercise price of $0.2902 per share exercisable until November 30, 2010. An additional $1,750,000 secured convertible debenture was issued on January 10, 2006. Pursuant to the registration rights agreement entered into between our company and the investor, we agreed to file a registration statement registering the shares of our common stock issuable upon conversion of the convertible debentures and liquidated damages, and the shares of our common stock issuable upon the exercise of the warrants. The proceeds of the private placement will be used for general corporate purposes.

The secured convertible debenture is convertible into shares of our common stock at any time by dividing the dollar amount being converted by the lower of $0.2902 or 80% of the lowest volume weighted average trading price per share of our common stock for five trading days immediately preceding the conversion date. The interest on the convertible debenture shall accrue on the outstanding principal balance at a rate of 5% per annum.

Yorkville Advisors LLC received a fee of $350,000, which is equal to 10% of the purchase price, which will be paid pro rata from the gross proceeds of each closing. Yorkville Advisors LLC also received a structuring fee of $10,000.

We issued the securities to an accredited investor pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

We also issued to each of H.C. Wainwright & Co., Inc. and 1st SB Partners, Ltd. 2,406,065 warrants to purchase up to 2,406,065 shares of our common stock, exercisable to November 30, 2010, at an exercise price of $0.2902 per share. H.C. Wainwright & Co. Inc. is a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934. We issued these warrants pursuant to Rule 506 of Regulation D under the Securities Act of 1933, in payment of placement fees in connection with the sale of our convertible debentures to the other selling stockholders.

In the registration rights agreement with the investor in the November 30, 2005 private placement, we agreed to file this registration statement on or before December 30, 2005. As amended by an informal agreement between the parties, we subsequently agreed to file this registration statement on or before January 12, 2006. After filing this registration statement, we are required to use our best efforts to cause this registration statement to become effective by April 30, 2006. We will be required to keep the registration statement effective for a period of two (2) years from the date it becomes effective.

In the event that:

- we fail to file this registration statement by January 12, 2006; or

- we fail to have this registration statement declared effective by April 30, 2006;

(each of these is deemed to be a registration default) then our company will pay liquidated damages to each of the investors equal to 2% of the aggregate purchase price paid by each holder for the first 30 days after the date of default and 2% of the aggregate purchase price paid by each holder for the debentures for every 30 day period thereafter. The foregoing events are also events of default under the secured convertible debentures. An additional event of default under the debentures is if this prospectus is unavailable for more than five consecutive trading days or more than eight trading days.

SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, any or all of the common stock issued and the common stock issuable to them upon conversion of or as interest payments on the convertible debentures and the exercise of the share purchase warrants. Because the selling security holders may offer all or only some portion of the 55,125,042 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling security holders upon termination of the offering.

For a description of the convertible debentures and the related share purchase warrants, see the section of the prospectus entitled “November 30, 2005 and February 10, 2006 Private Placement of Convertible Debentures and Warrants”.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling security holders as of September 22, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling security holders.

Other than the relationships described below, none of the selling security holders had or have any material relationship with us within the past three years. Other than as set forth herein, none of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Security holder and Position, Office or Material Relationship with Cascade Energy	Common Shares owned by the Selling Security holder (2)	Number of Shares Issuable Upon Conversion of the Convertible Debentures and/or Upon Exercise of the Share Purchase Warrants(3)	Total Shares Registered	Number of Shares Owned by Selling Security holder After Offering and Percent of Total Issued and Outstanding(1)
				# of Shares	% of Class
Cornell Capital Partners LLP(4)	Nil	49,612,912	49,612,912	Nil	Nil
H.C. Wainwright & Co., Inc.(5)	Nil	2,406,065	2,406,065	Nil	Nil
1st SB Partners, Ltd.(6)	Nil	2,406,065	2,406,065	Nil	Nil
Glen D. Harder	150,000	150,000	300,000	Nil	Nil
Garry Fleck	16,667	16,667	33,334	Nil	Nil
Michael Karwat	16,667	16,667	33,334	Nil	Nil
Tara Hammond	16,667	16,667	33,334	Nil	Nil
Rob Omstead	16,667	16,667	33,334	Nil	Nil
Josh Stipic	16,667	16,667	33,334	Nil	Nil
Jerry Yampolsky	16,667	16,667	33,334	Nil	Nil
Karl R. Josefson	16,667	16,667	33,334	Nil	Nil
Dane Brown, V.P. Corporate Development and Director	16,666	16,666	33,332	Nil	Nil
Chris Speed	16,666	16,666	33,332	Nil	Nil
Jeff Finlay	16,666	16,666	33,332	Nil	Nil
Mark Methven	16,666	16,666	33,332	Nil	Nil
Mark Patzke	16,667	16,667	33,334	Nil	Nil

(1)             Assumes all of the shares of common stock offered are sold. There were 101,250,840 common shares issued and outstanding on September 22, 2006.

(2)	The number of shares of common stock listed as beneficially owned by such selling security holder.

(3)             The number of shares of common stock listed as beneficially owned by such selling security holder includes: (i) 49,612,912 shares of common stock potentially issuable upon conversion of convertible debentures, principal amount of $3,500,000, due on November 30, 2008 (as to $1,750,000) and January 10, 2009 (as to $1,750,000); and (ii) 12,000,000 shares of common stock potentially issuable upon the exercise of share purchase warrants, exercisable until November 30, 2010 at an exercise price of $0.2902 per share. For these purposes, any contractual or other restriction on the number of securities the selling security holder may own at any point have been disregarded.

(4)             All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us.

(5)            H.C. Wainwright & Co., Inc., is a registered broker-dealer. The company issued these warrants to HCW as compensation for HCW’s services as placement agent in connection with the transaction, and HCW acquired the HCW warrants in the ordinary course of business. At the time of HCW’s acquisition of the warrants, HCW did not have any agreements, understandings, or arrangements with any persons, either directly or indirectly, to distribute the warrants or shares of common stock underlying the warrants. John Clarke exercises sole dispositive and voting control over all of the securities owned by HCW. By virtue of such control, John Clarke may be deemed to beneficially own the outstanding common stock beneficially owned by HCW.

(6)             The company issued these warrants to 1st SB Partners, Ltd. as compensation for 1st SB Partners, Ltd.’s services as placement agent in connection with the transaction, and 1st SB Partners, Ltd. acquired the 1st SB Partners, Ltd. warrants in the ordinary course of business. At the time of 1st SB Partners, Ltd.’s acquisition of the warrants, 1st SB Partners, Ltd. did not have any agreements, understandings, or arrangements with any persons, either directly or indirectly, to distribute the warrants or shares of common stock underlying the warrants. Sarah Speno exercises sole dispositive and voting control over all of the securities owned by 1st SB Partners, Ltd.. By virtue of such control, Sarah Speno may be deemed to beneficially own the outstanding common stock beneficially owned by 1st SB Partners, Ltd.

We may require the selling security holders to suspend the sales of the securities offered in the prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

In the registration rights agreement with the investor in the November 30, 2005 private placement, we agreed to file this registration statement on or before December 30, 2005. As amended by an informal agreement between the parties, we subsequently agreed to file this registration statement on or before January 12, 2006. After filing this registration statement, we are required to use our best efforts to cause this registration statement to become effective by April 30, 2006. We will be required to keep the registration statement effective for a period of two (2) years from the date it becomes effective.

In the event that:

- we fail to file this registration statement by January 12, 2006; or

- we fail to have this registration statement declared effective by April 30, 2006;

(each of these is deemed to be a registration default) then our company will pay liquidated damages to each of the investors equal to 2% of the aggregate purchase price paid by each holder for the first 30 days after the date of default and 2% of the aggregate purchase price paid by each holder for every 30 day period thereafter. The foregoing events are also events of default under the secured convertible debentures. An additional event of default under the debentures is if this prospectus is unavailable for more than five consecutive trading days or more than eight trading days.

NOVEMBER 30, 2005 AND JANUARY 10, 2006 PRIVATE PLACEMENT OF

CONVERTIBLE DEBENTURES AND WARRANTS

The convertible debentures and the share purchase warrants were issued in connection with a private placement where we sold an aggregate value of $3.5 million in convertible debentures to one accredited investor. The convertible debentures mature on November 30, 2008 (as to $1,750,000) and January 10, 2009 (as to $1,750,000).

Interest, Maturity And Prepayment

The convertible debentures bear interest on the outstanding principal amount until the convertible debentures are paid in full at an annual rate of five percent (5%). Interest on the convertible debentures is payable on maturity in cash.

All principal and interest on the convertible debentures shall be due on November 30, 2008 (as to $1,750,000) and January 10, 2009 (as to $1,750,000).

We may prepay the convertible debentures at any time provided that the closing bid price of our company’s common stock is less than the fixed conversion price of $0.2902 per share, by paying 120% of the principal amount plus accrued.

Conversion Provisions, Conversion Price and Adjustments

The holders, at their option, may convert, at any time until the close of business on the business day before the date of final maturity of the convertible debentures, all or any portion of the principal amount of the convertible debentures into fully paid and non-assessable shares of our common stock at the conversion price in effect at the date of conversion. The conversion price shall be equal to the lesser of a fixed conversion price of $0.2902, subject to adjustment, or 80% of the lowest daily volume weighted average price of our company's common stock for the five trading days immediately prior to the conversion date.

The fixed conversion price of $0.2902 will be adjusted on the occurrence of any one of the following events:

•	we declare a dividend payable in, or other distribution of, additional shares of our common stock;
•	we subdivide or reverse split our outstanding shares of common stock;
•	we make a distribution of securities (other than shares of our common stock); or
•

if we issue or sell any shares of common stock or any warrants, options or other rights to subscribe for or purchase any additional shares of common stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable for consideration per share or the price per share for which common stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities is less than the conversion price in effect immediately prior to the time of such issue or sale.

If any one of these events happens, then the fixed conversion price will generally be adjusted to equal the current conversion price multiplied by a fraction (i) the numerator of which is the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance, and (ii) the denominator of which is the sum of the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of common stock issuable as a result of such issuance.

Events of Default

If an event of default occurs, the holders of a convertible debenture can elect to require us to pay all of the outstanding principal amount, plus all other accrued and unpaid amounts under the convertible debenture.

Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the convertible debentures in cash (including any interest on such amounts and any applicable late fees under the convertible debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the convertible debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the convertible debentures, or to enforce the payment of the outstanding convertible debentures or any other legal or equitable right or remedy. This would have an adverse effect on our continuing operations.

Share Purchase Warrants

In connection with the sale of our convertible debentures, we also sold an aggregate of 12,000,000 share purchase warrants to the purchaser of the convertible debentures. The warrants entitle the holder to purchase an aggregate of 12,000,000 shares of our common stock at $0.2902 per share, subject to adjustment, and are exercisable at any time until November 30, 2010.

We also issued to each of H.C. Wainwright & Co., Inc. and 1st SB Partners, Ltd. 2,406,065 warrants to purchase up to 2,406,065 shares of our common stock, exercisable to November 30, 2010, at an exercise price of $0.2902 per share. H.C. Wainwright & Co. Inc. is a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934. We issued these warrants pursuant to Rule 506 of Regulation D under the Securities Act of 1933, in payment of placement fees in connection with the sale of our convertible debentures to the other selling stockholders.

The exercise price of the warrants will be adjusted on the occurrence of any one of the following events:

•	we declare a dividend payable in, or other distribution of, additional shares of our common stock;
•	we subdivide or reverse split our outstanding shares of common stock;
•	we make a distribution of securities (other than shares of our common stock);
•

if we issue or sell any shares of common stock or any warrants, options or other rights to subscribe for or purchase any additional shares of common stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable for consideration per share or the price per share for which common stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities is less than the conversion price in effect immediately prior to the time of such issue or sale.

Consequences of Adjustments in the Conversion Price of the Convertible Debentures or Exercise Price of the Share Purchase Warrants

Any adjustments to the fixed conversion price which reduces the conversion price of the convertible debentures and the exercise price of the share purchase warrants will result in the holders of the convertible debentures receiving more shares upon conversion of the convertible debentures and exercise of the share purchase warrants. If the holders of the convertible debentures and the share purchase warrants are entitled to receive a greater number of shares of our common stock due to adjustments to the conversion price, then:

•	the other holders of common stock will experience substantial and increasing dilution;
•

to the extent the holders of the convertible debentures convert the convertible debentures, exercise the share purchase warrants and sell their shares of common stock, the price of our common stock may decrease and continue to decrease as these additional shares are sold in the market; and

•	the issuance of the shares and any decrease in the market price may make it more difficult for us to raise capital or sell equity securities in the future.

Any adjustment which reduces the conversion price of the convertible debentures or the exercise price of the share purchase warrants may also result in a decrease in the market price of our common stock.

PLAN OF DISTRIBUTION

The selling security holder may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (currently the OTC Bulletin Board) in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resales by the broker or dealer for its account pursuant to this prospectus;
(c)	an exchange distribution in accordance with the rules of the applicable exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	market sales (both long and short to the extent permitted under the federal securities laws);
(g)	at the market to or through market makers or into an existing market for the shares;
(h)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(i)	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its share purchase warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to include the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-

dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5, and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
William Scott Marshall	President and Director	46	September 6, 2005
Dane Brown	V.P. Corporate Development and Director	33	November 25, 2005
Chris Foster	Director	41	April 21, 2005
Faisal Saleh	Chief Financial Officer and Director	50	September 1, 2006

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

William Scott Marshall, President, Chief Executive Officer and Director

Mr. Marshall is a financial consultant with over 15 years of venture capital experience in private and public companies. From 2000 to 2003, Mr. Marshall was a self-employed venture capital consultant providing management and financial consulting services primarily to small and medium-sized natural resource exploration and development entities. In June 2005, Mr. Marshall was reappointed as President and Director of Fidelis Energy, Inc., a public oil and gas developer and producer, where he previously served as President and Director for the June 2003 to February 2004 period. Mr. Marshall currently also serves as President of Blue Scorpion Energy Ltd. (since May 2003), a private oil and gas developer and producer, and as President of Stormlight Consulting (since December 2003), a private venture capital consulting service. With an extensive history in natural resource markets, Mr. Marshall brings a wealth of experience to Cascade in the form of financings, corporate filings, management, and company structure from his duties with several public companies. Mr. Marshall was responsible for bringing the Alberta properties to Cascade.

Dane Brown, V.P. Corporate Development and Director

Mr. Brown has work experience in film and commercial productions to business administration. He has assisted a number of publicly reporting companies in British Columbia, namely Horse Power Holdings Ltd., a financial consulting/film industry company, where he is the President; has been an investor relations consultant to First Goldwater Resources Inc. from April 1 to July 1, 2001; Condor Gold Fields Inc. from February 1 to April 1, 2001; and Habanero Resources Inc. where he served as Vice President of Corporate Development during the period December 2000 to May 2003. In November of 2004, he obtained a diploma in Business Administration from the Capilano College in North Vancouver, BC.

Chris Foster, Director

Mr. Foster was also our Chief Financial Officer from April 21, 2005 to November 25, 2005.

Mr. Foster is a seasoned financial professional with a proven track record in accounting, financial analysis and administration. From November 2000 to present, Mr. Foster has been a senior accountant at Pacific Opportunity Capital Ltd., a venture capital firm facilitating IPO’s and conducting financial and administrative management for primarily development stage resource companies. Prior to that, from February 1996 to November 2000 Mr. Foster was employed as an Accountant for a chartered accounting firm located in British Columbia. Mr. Foster received his professional accounting designation from the Certified General Accountants Association in 2003, and holds a diploma in Financial Management from the British Columbia Institute of Technology.

Faisal Saleh, Chief Financial Officer and Director

Mr. Saleh is an accredited accountant with approximately 20 years of experience in the areas of accounting, corporate restructuring, project management and capital budgeting. Mr. Saleh’s previous employment includes the Royal Ottawa Health Care Group, Global Securities Corp. and PMM/Global Business and Trade. Mr. Saleh has also held positions as a Chief Financial Officer and director for several public and private corporations.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 22, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
William Scott Marshall 5151 E. Broadway, Suite 1600 Tucson, AZ 85711	17,000,000	18.25%
Dane Brown 3164 Mountain Highway North Vancouver, BC V7K 2H5	Nil	Nil
Chris Foster #3106-1408 Strathmore Mews Vancouver, BC V6Z 3A9	3,000,000	3.22%
Faisal Saleh 8880 Dorval Rd, Richmond, BC V7C 4P6	Nil	Nil
Directors and Officers (as a group)	20,000,000	21.47%

* Less than 1% of the issued and outstanding shares of our company as of September 22, 2006.

(1)            Based on 101,250,840 shares issued and outstanding as of September 22, 2006 and, as to a specific person, shares issuable pursuant to the exercise of share purchase warrants exercisable within 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 200,000,000 common shares with a par value of $0.001. As at September 22, 2006, we had 101,250,840 common shares issued and outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements included in this prospectus have been audited by Amisano Hanson, an independent registered public accounting firm for the year ended February 28, 2005 and by De Leon & Company, P.A. for the year ended February 28, 2006, to the extent and for the period set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themself in good faith and that such person:

- reasonably believed that their conduct was in or not opposed to our company’s best interests; or

- with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company’s favour by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such person has conducted themself in good faith and that such person reasonably believed that their conduct was in or not opposed to our company’s best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to our company.

The determination to indemnify any such person must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- by independent legal counsel in a written opinion; or

- by court order.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

We have an agreement to lease our executive offices to be located at 9595 Wilshire Blvd., Suite 900, Beverly Hills, CA 90212, at a monthly cost of approximately $1,900, including utilities and office services. The term of the lease expires November 30, 2006. At the present time, we do not have any real estate holdings and there are no plans to acquire any real property interests.

Currently we hold interests in certain exploration properties in the State of California, State of Kansas and Province of Alberta pursuant to various working interests in farm in agreements as noted below under “Current Business”.

We have interests in two wells as at the date hereof and no developed acreage. As at February 1, 2006 we have interests in one production well that has been drilled, cased and completed and one well which has been drilled and is awaiting completion. “Cased” means that metal casing has been cemented in place in the well to protect the well from fluids, pressures and/or wellbore stability problems in the wells, in anticipation of testing and/or production.

We have a variety of working interests and net revenue interest in our properties and projects as noted below. Our “working interest” consists of our share of gross production, revenues, burdens, field operating costs and gathering and processing fees before deduction of royalties. Our “net revenue interest” means our working interest less the royalties that are payable.

DESCRIPTION OF BUSINESS

Business Development During Last Three Years

Cascade Energy, Inc. (formerly “Pro-Tech Holdings Ltd.”) was incorporated under the laws of the State of Nevada on December 23, 2003. After we effected the acquisition of Power Grow System Ltd. (Power Grow), a private British Columbia company, on February 29, 2004, its focus was on identifying and securing business opportunities in the hydroponics plant growing equipment manufacturing industry.

Power Grow was incorporated pursuant to the laws of British Columbia on August 20, 2001 for the purpose of designing, manufacturing and marketing sophisticated hydroponics plant growing equipment to be marketed in Canada and the United States to nurseries, garden centers, specialized hydroponics equipment shops, gardeners and home hobbyists who wish to grow their own fresh fruits, flowers, herbs and vegetables, year round, faster than conventional gardening, organically and free of outdoor pollutants, pests and weeds.

On February 2, 2004, Cascade entered into a share purchase agreement with Power Grow, Jason Bleuler and Nick Brusatore to acquire 100% of the issued and outstanding shares of voting stock of Power Grow. In consideration of the transfer of all of the outstanding shares of Power Grow, Cascade issued a total of 3,000,000 shares of common stock to the two Power Grow shareholders of which 1,500,000 were issued to Jason Bleuler and 1,500,000 to Nick Brusatore. Mr. Bleuler was appointed to the board of directors of Cascade. Messrs. Bleuler and Brusatore remained on the board of directors of Power Grow. On February 29, 2004, Cascade acquired Power Grow, and Power Grow became its wholly-owned subsidiary.

On April 28, 2005, we changed our name from “Pro-Tech Holdings Ltd.” to “Cascade Energy, Inc.” to better reflect the change of direction of our business operations. On May 5, 2005, we effected a forward split of our issued and outstanding shares of common stock on a one-for-eight basis. This forward split resulted in the increase of our authorized capital stock to 200,000,000 shares of common stock at a par value of $0.001 per share and our shares of preferred stock remained unchanged at 5,000,000 shares of preferred stock at a par value of $0.001 per share. The name change was recorded by the Nevada Secretary of State on April 27, 2005 and took effect with the Over-the-Counter Bulletin Board at the opening for trading on May 5, 2005 under the new stock symbol, CSCE.

On May 30, 2005, we entered into an acquisition/disposition agreement with Power Grow, Jason Bleuler and Nick Brusatore to ~~s~~ell the Power Grow subsidiaries in consideration for the buyers to take on all liabilities and obligations of Power Grow and it’s subsidiary. Subsequent to such transactions both of the buyers voluntarily contributed the stock of Cascade which they owned back to the Company. The Company had acquired the Power Grow business on February 29, 2004.

Current Business

We are an exploration stage company engaged in the exploration and development of natural gas and oil properties in the province of Alberta, Canada, and in the States of California and Kansas, U.S.A. Our primary objective is to acquire, discover, upgrade and expand North American energy reserves towards near-term production and cash flow, together with identifying and participating in exploration opportunities.

To date we have acquired initial working interests in the Coyote Creek gas prospect in the Sacramento basin of California, USA, the Empress gas and Bolloque oil prospects in Alberta, Canada, and a data sharing agreement respecting several prospective areas in the State of Kansas, U.S.A. The rights to the Coyote Creek prospect have been forfeited, but working interests in the Empress, Bolloque and Kansas prospects all remain active. An agreement to acquire an interest in the Strand Fiord coal project on Axel Heiberg Island in the Canadian Arctic was cancelled by our company.

Coyote Creek Prospect

On May 6, 2005, by an assignment agreement, we acquired a 33.075% working interest in certain mineral leases (comprising sections 14, 15, 16, 22, 23, 24, 25, 26, 35 and 36 in Township 26 North Range 3 West and sections 1 and 2 in Township 25 North Range 3 West) situated in Tehama County, California, referred to as the Coyote Creek Prospect. As consideration for this assignment, we assumed complete responsibility for the performance of all obligations of the assignor with respect to the farm-out agreement in which the assignor purchased its 67.5% working interest in the Coyote Creek Prospect. These obligations included $508,336 in geologic, geophysical, administration, land fee, dry hole drilling costs, and plugging and abandonment costs. Drilling was completed in August 2005 and the well proved to be uneconomical, so the entire $508,336 was charged to expense. As at August 31, 2005, no amounts have been capitalized by us with respect to the Coyote Creek Prospect.

The Coyote Creek natural gas prospect is located at the northern end of Sacramento Valley in Tehama County, California. It is north of the Corning Gas Field.

The Coyote Creek prospect is based on 2D seismic and well control. The seismic data and well tops constrain the location of key faults and structural closure. The Coyote Creek prospect is a NW – SE trending faulted anticline with three-way dip closure and fault closure to the southwest. The prospect is situated on the eastern, up-thrown block of the Corning reverse fault, which is also a key structural element at the Corning Gas Field. The upthrown block (“hanging wall”) is associated with gently undulating fault-parallel folding and also northerly trending splay faults, which do not apparently penetrate the shallower, post-Forbes, section. The combination of the Corning Fault and associated folding and splay faults sets up the structural trap at the Coyote Creek prospect.

Empress Prospect

The Empress natural gas exploration project is located in eastern Alberta, Canada approximately 160 miles east of the City of Calgary.

Empress Prospect : Sections 5, 6, and 7

On June 1, 2005, we executed a farm-in agreement with Blue Scorpion Energy Inc. (“Blue Scorpion”, formerly “1048136 Alberta Ltd.”), a private Alberta company, to acquire a 49% working interest in Sections 5, 6, and 7 of the Empress Project, Alberta Canada. Under the terms of the Agreement, we would have earned a 49% working interest in each of the three (3) sections by drilling, casing and completing one exploratory gas well in each section. Well spacing in Alberta allows only one well per section.

We elected not to commence with the drilling of these sections, thereby forfeiting our right to a 49% working interest in these properties. As at February 28, 2006, no amounts have been paid or capitalized by our company with respect to sections 5, 6, and 7 of the Empress Project.

Empress Prospect : Sections 16,19, 17, and 21

On June 30, 2005, we entered into an agreement with Blue Scorpion to acquire a 21% working interest in section 16 of the Empress Project, including the 11-16-24-2W4M well (the “11-16”). Under the terms of the agreement, we will earn the 21% working interest by paying all additional costs and expenses whatsoever relating to all development on Section 16 from the date of the agreement forward. The interests earned by us under the agreement are subject to a 15% over-riding royalty interest for the Province of Alberta and an additional 3% over-riding royalty interest stipulated in an underlying agreement.

The 11-16 was drilled and cased on June 20, 2005 after intersecting three potential hydrocarbon pay zones, and the well was completed in late July, 2005.

In October 2005 the pipeline route survey was completed and currently the last permitting and right of way agreements are being finalized so that pipeline construction can begin. Cascade and partners will tie-in to existing infrastructure at the Alta Gas gathering system. This tie-in point is 1.5 miles from the well and is the best logistical point for connection. We have received a cash call in the amount of approximately $250,000 ($293,469 Canadian funds) from the Operator of the 11-16. This represents the estimated cost to connect the 11-16 to the Altagas gathering system and must be paid by us in a timely fashion in order to earn our company’s 21% working interest in Section 16. We expect that it will be able to arrange financing in a timely fashion in order to fulfil this cash call. As at February 28, 2006, no amounts have been paid or capitalized by our company with respect to Section 16 of the Empress Project.

An amendment to the section 16 agreement was signed subsequent to the quarter ended August 31, 2005, confirming that we have also earned a 49% working interest in three other sections (sections 9, 17, and 21) of the farmout lands near to section 16 as a result of Blue Scorpion having completed the 11-16 well. We have the right and option, for thirty (30) days from rig release of the last earning well drilled on the farmout lands in which to elect in writing to the original farmor to drill an option well at a location of its choice on four pre-selected unearned sections of the farmout lands, which option well must be spudded by us no later than forty five (45) days after its election, subject to surface access, rig availability and regulatory approvals. We would be required to continuously and diligently drill the option well to contract depth and complete, cap or abandon same at our sole cost, risk and expense. Failure by us to elect to drill an option well shall be deemed to be an election to surrender our rights to drill an option well and to earn an interest in the unearned farmout lands.

In the event we elect to drill an option well, we will earn 21% of the Blue Scorpion’s working interest if the option well is on Section 16 and 49% of Blue Scorpion’s working interest if the option well is on any of the other three sections, subject to the overriding royalty and rights of conversion reserved by the original farmor.

Initial production rates from the existing wells have been just under 1 Mmcf per day. Absolute Open Flow Rates (A.O.F.) are in the order of 3 to 5 Mmcf per day with one as high as 14 Mmcf per day. Production is held back to minimize condensate production. Three wells have a cumulative of over 0.4 Bcf each, with one of these having produced 0.9 Bcf.

Empress Prospect : Section 15

On July 22, 2005, we executed a farm-in agreement with Blue Scorpion to acquire a 49% working interest in Section 15 of the Empress Project. Under the terms of the agreement, we would have earned the 49% working interest by drilling one earning well on section 15 and spudding the earning well not later than 30-days after the full execution of the agreement. We elected not to commence with the drilling of the well, thereby forfeiting its right to a 49% working interest. As at February 28, 2006, no amounts have been paid or capitalized by our company with respect to section 15 of the Empress Project.

Bolloque Prospect

The Bolloque project is located 60 miles north of Edmonton, Alberta and is approximately 40% of the way to Lesser Slave Lake, Alberta.

On August 26, 2005, we entered into a farmout agreement with Salida Capital, Inc. (“Salida”), a private Nevada Corporation, to acquire the right to earn 49% of the interests that Salida can otherwise earn in six sections of the Bolloque Project. Salida acquired its interest in the lands under a participation agreement, dated March 14, 2005, with Vega Resources Ltd. (“Vega”). Pursuant to the participation agreement, Salida can earn 100% of the interests that Vega has a right to earn in the lands, subject to a 3% gross overriding royalty reserved for Vega in the participation agreement.

Under the terms of the farmout agreement, we will earn the 49% working interest by drilling one test well on one of the sections comprising the farmout lands. If we fulfill our obligations with respect to the test well, we shall have the right to drill a like well (first option well) on any undrilled section of the farmout lands provided that written election is made to the original farmor within 45 days after the rig release date of the test well. If we elect to drill the first option well, drilling shall commence within 45 days of the written election to the original farmor to drill, subject to rig availability, regulatory approval and suitable surface access. In like manner, we shall have the continuing rolling option to elect to drill further option wells and earn on any undrilled section of the Farmout Lands on the same timing and earning basis as the first option well utilizing the rig release date of the then most immediately preceding earning well.

As at February 28, 2006, we had advanced $374,704 to the operator of the Bolloque oil play for the drilling and casing of the test well on section 1 (the “7-1” well).

In September, 2005, the 7-1 well was spudded and cased on section 1 of the Bolloque Farmout Lands. The well reached a total depth of 1,055 metres (3,462 feet) and a suite of electronic logs was run. The logging indicates the presence of oil on logs within the targeted Leduc (D-3) Formation. Based on this positive development, the well was cased to depth.

We have called for a completion rig that will perforate and swab test this promising section of the Leduc Formation, and in October, 2005, we received a cash call from the operator of the 7-1 for approximately $115,000 ($134,375 Canadian funds) for the cost of completion of the well. The testing phase of the well is anticipated to take approximately 10 days, dependant on rig availability. The “7-1” well has confirmed the presence of a Leduc Pinnacle Reef buildup under our leases and that the presence of hydrocarbons is indicated on the logs.

The project consists of a Leduc (Devonian) reef target underlying three sections of petroleum and natural gas (P&NG) leases. Three other P&NG leases are included in the project area. The project lands consist of six sections of P&NG rights leased from the Crown, and three sections are thought to overlie a Leduc reef build-up on the edge of the Cooking Lake platform. Oil well spacing is normally 4 wells per section. Wells in the area that have penetrated the flanks of the reef have tested water, showing that there is porosity and permeability within the Leduc zone. The play is predicated on there being oil trapped in the top of the reef.

Kansas Prospects Data Sharing Agreement

On August 10, 2005, we entered into a data sharing agreement with Silver Star Energy, Inc. and Fidelis Energy, Inc., as purchasers, and Blue Scorpion Energy Inc. (“Blue Scorpion”, formerly 1048136 Alberta Ltd.), a private Alberta company, as vendor, wherein we acquired an interest in data and the interpretation of that data and a 25% working interest in the use of the data to develop the lands about which the data was compiled. Blue Scorpion purchased the data pursuant to an agreement with Wildes Exploration LLC dated June 5, 2005. The data was gathered by airborne surveys over lands in the State of Kansas that cover approximately 1,000,000 acres. The lands are located in central Kansas, covering parts of Ellsworth, Salina, McPherson, Reno, Harvey, Kingman, and Sedgwick counties.

We received a 25% interest and the purchasers received their interests in consideration for the conduct and completion of development programs of the lands and payment for the following two expenses in proportion to each party’s interests in the data: 1) the costs of the acquisition, by way of leases or otherwise, of up to two sections of the lands selected by Blue Scorpion for drilling two initial wells; and 2) the costs of drilling and completing the initial two wells. The working interests of the initial two wells will be as follows: Cascade Energy, Inc. – 25%, Fidelis Energy, Inc. – 25%, Silver Star Energy, Inc. - 20%, and Blue Scorpion – 30%.

Strand Fiord Coal Project

On June 15, 2005, we executed an acquisition proposal (the “Agreement”) with James Bay Energy Inc. (“James Bay”), a private company, whereby James Bay, with the subsequent ratification of First Nephi International, Inc.

(“FNI”) as appropriate, agreed to grant to us an option to acquire an undivided 10% ownership interest in five coal exploration licenses (the “Licenses”) to explore and develop certain coal properties (collectively the “Property”) located on Axel Hieberg Island in the Canadian Arctic. Pursuant to an agreement (the “Underlying Agreement”) dated April 20, 2005, between James Bay and FNI, James Bay and FNI agreed to form a Nova Scotia company (“Novaco”) for the purposes of the joint-venture exploration and development of the Property. In the Underlying Agreement it was agreed that the ownership of Novaco would be FNI 90% and James Bay 10%, reflecting the respective interest of those parties in the Licenses.

Due to the failure of James Bay and FNI to form Novaco, we elected not to exercise the Option and on October 3, 2005, our company and James Bay signed a mutual release to terminate the Agreement. As at February 28, 2006, no amounts have been paid or capitalized by our company with respect to the Strand Fiord Coal Project.

Competitors

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There are other competitors that have operations in the Alberta, California and Kansas areas that we have interests in and the presence of these competitors could adversely affect our ability to acquire additional leases.

Governmental Regulations

Our oil and gas operations are subject to various United States and Canadian federal, state and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial and local laws and regulations relating primarily to the protection of human health and the environment. To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to the results of operations of our company. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our oil and gas projects in Alberta, California and Kansas. To date, execution of our business plan has largely focused on acquiring prospective oil and gas leases.

Employees

Currently our only employees are our directors and officers. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, with project advancement and if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

REPORTS TO SECURITY HOLDERS

We are a reporting company under the Exchange Act. We file an annual report on Form 10-KSB and quarterly statements on Form 10-QSB with the Securities and Exchange Commission. We must also file other reports, such as current reports on Form 8-K, as applicable.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. We are an electronic filer. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Internet address of the site is http://www.sec.gov.

MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes for the years ended February 28, 2006 and February 28, 2005 and the unaudited interim consolidated financial statements for the quarter ended August 31, 2006 which appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled “Risk Factors” beginning on page 9 of this registration statement.

Overview

We are an exploration stage company engaged in the exploration and development of natural gas and oil properties in the Province of Alberta, Canada, and in the States of California and Kansas. Our primary objective is to acquire, discover, upgrade and expand North American energy reserves towards near-term production and cash flow, together with identifying and participating in exploration opportunities.

To date we have acquired initial working interests in the Coyote Creek gas prospect in the Sacramento basin of California, USA, the Empress gas and Bolloque oil prospects in Alberta, Canada, and have entered into a data sharing agreement respecting several prospective areas in the State of Kansas.

We anticipate that we will expend approximately $2,125,000 during the twelve-month period ending February 28, 2007 to develop our current portfolio of properties, possibly make further acquisitions, and for working capital. Our priorities are the construction of the pipeline to tie-in the 11-16 well of the Empress Prospect, the completion and testing of the 7-1 well of the Bolloque Prospect, and the analysis of the Kansas data for identification of potential lease acquisitions and subsequent drill targets. These expenditures are broken down as follows:

Major expenditures expected for the next 12 months include the following:

Exploration and drilling	$1,000,000
Leasing	125,000
Operating expenses:
General and administrative	750,000
General working capital	250,000
Total:	$2,125,000

Liquidity and Capital Resources

For the Period Ended August 31, 2006

As at August 31, 2006, we had working capital of $67,643 and our cash on hand was $28,778 as at August 31, 2006.

During the year period ended August 31, 2006, we capitalized exploration costs of $3,715 and expensed $387,857 on our Empress and Kansas prospects.

In November 2005, we closed a private placement financing for gross proceeds of $105,000 from the sale of 350,000 units at $0.30 per unit. Each unit consists of one common share in the capital of our company and one common share purchase warrant which shall entitle the holder to purchase one common share of our company at a price of $0.60 for a period of twenty-four months commencing from the closing of the private placement. All of the subscribers are Canadian citizens and are close personal friends of either a director or senior officer.

During the year ended February 28, 2005, we was advanced $953,241 pursuant to a convertible debenture. The debenture bears interest at 5% per annum and the principle and interest was convertible, at the holders’ discretion, into shares of common stock of our company at $0.50 per share. The debenture was due and payable in full on or before June 15, 2006. On December 14, 2005, we extinguished this debenture by the payment of $974,968, including interest of $21,727.

On November 30, 2005, we executed two secured convertible debentures totaling $3,500,000. The debentures bear interest at 5% per annum and the principle and interest is convertible, at the holders’ discretion, into shares of common stock of our company at the lower of $0.2902 per share or 80% of the lowest daily volume weighted average trading price per share for the five trading days prior to conversion, subject to adjustment pursuant to the anti-dilution provisions as set forth in the convertible debentures. The debentures will mature on November 30, 2008 and January 10, 2009 ($1,750,000 on each date, respectively). We have the right to redeem a portion or all amounts outstanding under this debenture prior to the maturity date provided that the closing bid price of our company’s common shares is less than the fixed conversion price at the time of the redemption notice. We shall pay an amount equal to the principal amount being redeemed plus a redemption premium equal to 20% of the principal amount being redeemed and accrued interest. The purchaser of the convertible debentures also received 12,000,000 common share purchase warrants exercisable at $0.2902 per share until November 30, 2010. The first $1,750,000 debenture closed on November 30, 2005 wherein we received net proceeds of $1,435,000 on December 2, 2005. The remaining $1,750,000 debenture closed on January 10, 2006 wherein we received net proceeds of $1,575,000. We also entered in a pledge and escrow agreement dated November 30, 2005, whereby we agreed to irrevocably pledge 44,000,000 common shares of our company’s security. These shares were issued into escrow in our company’s name and will not be released unless we default on the debentures. At February 28, 2006, no value has been recorded for the shares, as we have not defaulted on the debentures, thus not warranting a release of escrowed shares.

At August 31, 2006, no value has been recorded for the shares, as they have not been released from escrow.

The receipt of net proceeds of $3,010,000 from the two secured convertible debentures totaling $3,500,000 provides the capital required to meet our immediate short-term needs, but does not provide the balance of our estimated funding requirements for the next twelve months. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to scale down or perhaps even cease the operation of our business.

Six Months ended August 31, 2006

At August 31, 2006, we had a working capital of $67,643. Our cash on hand was $28,778 as at August 31, 2006 compared to $3,949 at August 31, 2005.

During the period ended August 31, 2006, we incurred $320,000 of exploration costs with respect to the Kansas Prospect Data Sharing Agreement.

During the year period ended August 31, 2006 the Company incurred consulting fees of $232,582 (2005 - $15,400) paid or accrued to directors of the Company.

Results of Operations

We have had only limited operations, and haven’t yet realized any significant revenues from the sale of oil or gas from any of our prospective lands.

For the Year Ended February 28, 2006

Net Loss for the Period. We have realized a net loss from operations of $6,683,038 since inception to the year ended February 28, 2006. The majority of this loss is due to the recognition of a non-cash beneficial conversion expense of $4,341,216 and finance fees of $480,688 related to the convertible debenture issued to Cornell Capital Partners, LP, dry hole costs of $591,751 and $510,175 associated with our Bolloque and Coyote Creek prospects, respectively, and investor relations expense of $272,406. A gain from discontinued operations of $185,513 helped to offset this loss during the year ended February 28, 2006.

Operating Expenses. Operating expenses from inception of June 1, 2005 to the year ended February 28, 2006, totalled $768,831. Operating expenses consist primarily of investor relations, legal fees, and consulting fees. These three items total 84% of total operating expenses. Investor relations increased to $272,406 (36% of total operating expenses) for the year ended February 28, 2006. This was the result of our company having executed an investor relations services agreement in June, 2005, at a rate of $10,000 per month. Legal fees increased to $195,688 (26% of total operating expenses). This was due to an increase in the number of transactions completed and increased operations by our company. Consulting fees increased to $170,995 (22% of total operating expenses) for the year ended February 28, 2006, due to the implementation of a new compensation structure for the officers and the Board of Directors.

The auditors’ report on our February 28, 2006 financial statements contains an explanatory paragraph that states that we have suffered losses and negative cash flows from operations that raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Six Months ended August 31, 2006

Net Loss for the Period. We have had only limited operations, and have not yet realized any significant revenues from the sale of oil or gas from any of its prospective lands. We realized a net loss from operations of $3,917,270 since inception. The majority of this loss is due to the recognition of a non-cash beneficial conversion expense of $1,015,700 and finance fees of $480,688 related to the convertible debenture issued to Cornell Capital Partners, LP, dry hole costs of $591,751 and $510,175 associated with the Company’s Bolloque and Coyote Creek prospects, respectively.

Operating Expenses. Operating expenses for the period ended August 31, 2006, totalled $680,073. Operating expenses consist primarily of investor relations, legal fees, corporate finance fees and consulting fees. These three items total 76% of total operating expenses

Product Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our oil and gas projects in Alberta, California and Kansas. To date, execution of our business plan has largely focused on acquiring prospective oil and gas interests.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment (excluding oil and gas activities) over the twelve months ending February 28, 2007.

Employees

Currently our only employees are our directors and officers. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

Going Concern

We have suffered recurring losses from operations. The continuation of our company as a going concern is dependent upon our company attaining and maintaining profitable operations and raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our company discontinue operations.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above, in their report on the annual financial statements for the year ended February 28, 2006, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

NEW ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R (revised 2004), “Share-Based Payment”. SFAS No. 123(R) would require our company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For public entities that file as a small business issuer, SFAS No. 123(R) is effective for the first annual reporting period beginning after December 15, 2005.

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after December 16, 2004.

Our company has not yet determined the effect of future implementation of these new standards on its consolidated financial statements.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements have been prepared on a going concern basis. We have accumulated a deficit of approximately of $3,917,271 from the inception to August 31, 2006. In the long-term, our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. We have historically satisfied our working capital needs primarily by issuing equity securities. As at August 31, 2006 we have cash of $28,778. Our company plans to raise additional capital by issuing equity securities for business operations, although we have not yet identified any sources of such financing. These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Research and development

All costs pertaining to research and development are charged to expense as incurred.

Stock Options

We apply Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees, “ and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

SFAS No. 123, “Accounting for Stock-Based Compensation, “ and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and disclosure, “ requires our company to provide pro forma information regarding net income as if compensation cost for our stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, we estimate the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. We have elected to continue to account for stock based compensation to employees under APB No. 25.

We apply SFAS No. 123 in valuing options granted to consultants and estimate the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

The Black-Scholes calculation uses assumptions and estimates, the determination of which is subject to management’s judgment. Such assumptions upon which the calculation is based are disclosed in the debentures to our consolidated financial statements.

Property, Plant and Equipment and Depreciation

Property, plant and equipment are stated at cost. Depreciation is computed over the estimated useful life using the straight-line and declining-balance methods. Long-lived assets used by our company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We continuously evaluate the recoverability of our long-lived assets based on estimated future cash flows and the estimated fair value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

The promoters of our company are our directors and officers.

Our President and one of our directors, William Scott Marshall, is also the Managing Director of Blue Scorpion Energy Inc., a private Alberta company, and is the President and a director of Fidelis Energy, Inc. We have entered into the following agreements with Fidelis Energy, Inc. and/or Blue Scorpion Energy Inc:

- On June 1, 2005, we executed a farm-in agreement with Blue Scorpion to acquire a 49% working interest in Sections 5, 6, and 7 of the Empress Project, in Alberta, Canada. Under the terms of the Agreement, we would have earned a 49% working interest in each of the three (3) sections by drilling, casing and completing one exploratory gas well in each section. Well spacing in Alberta allows only one well per section. We elected not to commence with the drilling of these sections, thereby forfeiting our right to a 49% working interest in these properties.

- On June 30, 2005, we entered into an agreement with Blue Scorpion to acquire a 21% working interest in section 16 of the Empress Project, including the 11-16-24-2W4M well (the “11-16”). Under the terms of the agreement, we will earn the 21% working interest by paying all additional costs and expenses whatsoever relating to all development on Section 16 from the date of the agreement forward. An amendment to the section 16 agreement was signed subsequent to the quarter ended August 31, 2005, confirming that we have also earned a 49% working interest in three other sections (sections 9, 17, and 21) of the farmout lands near to section 16 as a result of Blue Scorpion having completed the 11-16 well. In the event we elect to drill an option well, we will earn 21% of the Blue Scorpion’s working interest if the option well is on Section 16 and 49% of Blue Scorpion’s working interest if the option well is on any of the other three sections.

- On July 22, 2005, we executed a farm-in agreement with Blue Scorpion to acquire a 49% working interest in Section 15 of the Empress Project. Under the terms of the agreement, we would have earned the 49% working interest by drilling one earning well on section 15 and spudding the earning well not later than 30-days after the full execution of the agreement. We elected not to commence with the drilling of the well, thereby forfeiting our right to a 49% working interest.

- On August 10, 2005, we entered into a data sharing agreement with Silver Star Energy, Inc. and Fidelis Energy, Inc., as purchasers, and Blue Scorpion, as vendor, wherein we acquired an interest in data and the interpretation of that data and a 25% working interest in the use of the data to develop the lands about which the data was compiled. Blue Scorpion purchased the data pursuant to an agreement with Wildes Exploration LLC dated June 5, 2005. The data was gathered by airborne surveys over lands in the State of Kansas that cover approximately 1,000,000 acres. We received a 25% interest and the purchasers received their interests in consideration for the conduct and completion of development programs of the lands and payment for the following two expenses in proportion to each party’s interests in the data: 1) the costs of the acquisition, by way of leases or otherwise, of up to two sections of the lands selected by Blue Scorpion for drilling two initial wells; and 2) the costs of drilling and completing the initial two wells. The working interests of the initial two wells will be as follows: Cascade Energy, Inc. – 25%, Fidelis Energy, Inc. – 25%, Silver Star Energy, Inc. - 20%, and Blue Scorpion – 30%.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In the United States, our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol “CSCE.” The following quotations obtained from Stockwatch reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

Quarter Ended(1)	High	Low
August 31, 2006	$0.12	$0.04
May 31, 2006	$0.32	$0.08
February 28, 2006	$0.45	$0.21
November 30, 2005	$1.35	$0.18
August 31, 2005	$1.17	$0.68
May 31, 2005(2)	$0.95	$0.25
February 28, 2005	0	0

(1)	Our common shares were initially approved for quotation on the OTC Bulletin Board on February 11, 2005.

(2)	On May 5, 2005, our trading symbol changed to “CSCE” to reflect the change in our corporate name.

Our common shares are issued in registered form. Empire Stock Transfer Inc., 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128 is the registrar and transfer agent for our common shares.

On September 22, 2006, the shareholders’ list of our common shares showed 28 registered shareholders and 101,250,840 shares issued and outstanding.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

•	our chief executive officer;
•

each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year ended February 28, 2006, and whose total salary and bonus exceeds $100,000 per year; and

•

any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, of our three most recently completed fiscal years ended February 28, 2006, are set out in the following summary compensation table.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Annual Compensation			Long Term Compensation (1)			All Other Compen- sation
		Salary	Bonus	Other Annual Compen- sation (1)	Awards		Payouts
					Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts
Robert Hoegler(2) President and Director	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Floyd Flaman(3) Chief Financial Officer and Director	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
William Scott Marshall(4) President and Director	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Dane Brown (5) V.P. Corporate Development and Director	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)

The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)	Robert Hoegler resigned as President on April 21, 2005.

(3)	Floyd Flaman resigned as CFO on April 21, 2005.

(4)	William Scott Marshall was appointed as President on September 6, 2005.

(5)	Dane Brown was appointed as V.P. Corporate Development on November 25, 2005.

Stock Options and Stock Appreciation Rights

During the year ended February 28, 2006, we did not grant any stock options to any of our executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the- Money Options/SARs at FY- end ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
N/A	Nil	Nil	Nil	Nil	N/A	N/A

COMPENSATION OF DIRECTORS

Except as noted below, we have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

AND CHANGE IN CONTROL ARRANGEMENTS

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

On January 1, 2006, we entered into a consulting agreement with Dane Brown, our Vice President, Corporate Development and one of our directors, wherein we have agreed to pay him a monthly fee of $8,000 per month as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule “A” of the agreement. The agreement commences January 1, 2006 and terminates December 31, 2006, and will automatically renew for an additional one year unless otherwise stipulated.

On January 1, 2006, we entered into a consulting agreement with Scott Marshall, our President and one of our directors, wherein we have agreed to pay him a monthly fee of $15,000 per month as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule “A” of the agreement. The agreement commences January 1, 2006 and terminates December 31, 2006, and will automatically renew for an additional one year unless otherwise stipulated.

On January 1, 2006, we entered into a consulting agreement with Chris Foster, one of our directors, wherein we have agreed to pay him a monthly fee of $6,500 per month as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule “A” of the agreement. The agreement commences January 1, 2006 and terminates December 31, 2006, and will automatically renew for an additional one year unless otherwise stipulated.

On September 1, 2006, we entered into a consulting agreement with Faisal Saleh, our Chief Financial Officer and one of our directors, wherein we have agreed to pay him a monthly fee of $4,000 per month as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule “A” of the agreement. The agreement commences September 1, 2006 and terminates September 30, 2007, and will automatically renew for an additional one year unless otherwise stipulated.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during the year ended February 28, 2006.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following financial statements are filed as part of this registration statement:

Unaudited Financial Statements

Balance Sheets as at August 31, 2006

Statements of Operations for the Six Months Ended August 31, 2006 and 2005 and for the period from June 1, 2005 (inception) through August 31, 2006

Statements of Cash Flows for the Six Months Ended August 31, 2006 and 2005 and for the period from June 1, 2005 (inception) through August 31, 2006

Statement of Stockholders’ Equity (Deficiency) For the period December 23, 2003 to February 28, 2006 And for the period from June 1, 2005 (inception) through August 31, 2006

Notes to the Financial Statements

Audited Financial Statements

Report of Independent Registered Public Accounting Firm, dated March 24, 2006

Balance Sheets as at February 28, 2006

Statements of Operations for the year ended February 28, 2005 and for the period from March 1, 2005 to May 31, 2005 and for the period from June 1, 2005 (inception) through February 28, 2006

Statements of Cash Flows for the years ended February 28, 2006 and 2005 and for the period from June 1, 2005 (inception) to February 28, 2006

Statements of Stockholders’ Equity for the period December 23, 2003 to February 28, 2006 and for the period from June 1, 2005 (inception) through February 28, 2006

Notes to the Financial Statements

CASCADE ENERGY INC.

(An Exploration Stage Company)

Financial Statements

(Expressed in U.S. Dollars)

August 31, 2006

Index	Page Number

Balance Sheet	F-1

Statements of Operations	F-2

Statements of Cash Flows	F-3

Statement of Changes in Stockholders’ Equity	F-4
Notes to Financial Statements	F-5-21

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

(Stated in US Dollars)

	August 31,	February 28,
ASSETS	2006	2006

Current
Cash	$ 28,778	$1,223,074
Accounts receivable	8,636	5,784
Advance	-	-
Prepaids	45,589	52,500
Due from related parties	672	672
Total current assets	83,674	1,282,030

Fixed Assets	2,034	2,252
Loan	165,000	-
Oil and Gas Properties	140,700	208,880

Total assets	$391,408	$1,493,162

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current
Accounts payable and accrued liabilities	$ 16,031	$173,877
Due to related parties	-	-
Total current liabilities	16,031	173,877

Non-Current
Convertible debenture payable	2,617,429	2,541,534
Interest payable	399,891	33,322
Beneficial conversion liability	1,015,700	5,356,916
	4,033,020	7,931,772

Total liabilities	4,049,051	8,105,649

STOCKHOLDERS’ DEFICIENCY

Capital stock
Preferred stock, $0.001 par value, 5,000,000 shares authorized Common stock, $0.001 par value, 200,000,000 shares authorized
95,250,840 common shares issued, 49,150,000 outstanding (February 28, 2006: 93,150,000)	95,251	93,150
Treasury stock issued (2006 - 44,000,000; 2005 – Nil)	(9,460,000)	(9,460,000)
Additional paid-in capital	9,708,926	9,521,950
Accumulated deficit	(84,549)	(84,549)
Accumulated deficit during the exploration stage	(3,917,271)	(6,683,038)

Total stockholders’ deficiency	(3,657,643)	(6,612,487)

Total liabilities and stockholders’ deficiency	$391,408	$1,493,162

The accompanying notes are an integral part of these financial statements

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS

for the Three Months and Six Months Ended August 31, 2006 and 2005

and for the period from June 1, 2005 (inception) through August 31, 2006

(Stated in US Dollars)

					June 1, 2005
					(Date of
	Three	Three	Six	Six	Inception of
	Months Ended	Months Ended	Months Ended	Months Ended	Exploration Stage)
	August 31,	August 31,	August 31,	August 31,	to August 31, 2006
	2006	2005	2006	2005	2006)

Revenue	$ 469	-	$ 2,120	$ -	$ 13,301

Production Costs	1,855	-	3,084	-	8,481
	(1,386)	-	(964)	-	4,820
Expenses
Accounting and audit fees	64,825	3,760	74,761	6,964	115,100
Advertising and promotion	-	10,000	-	10,000	28,050
Amortization	473	-	4,258	-	10,687
Bad debts	25,000	-	25,000	-	30,132
Bank charges and interest	146	177	366	241	2,201
Corporate Finance Fees	114,076	-	114,076	-	114,076
Consulting fees	110,249	15,400	232,582	15,400	403,576
Filing and listing fees	2,088	3,798	2,513	4,570	12,269
Foreign exchange (gain) loss	-	-	-	-	(514)
Investor relations	30,305	32,465	67,305	32,465	339,711
Legal fees	58,356	-	103,000	-	298,687
Meals and entertainment	-	-	-	-	2,329
Office and general	9,467	-	10,351	-	16,011
Rent	3,360	-	3,360	-	4,585
Transfer agent fees	-	511	-	1,096	1,561
Travel	13,753	-	42,501	-	70,442
	(432,098)	(66,111)	(680,073)	(70,736)	(1,448,903)

Loss before other items	(433,484)	(66,111)	(681,037)	(70,736)	(1,444,083)

Other items
Beneficial conversion expense	4,341,217	-	4,341,217	-	-
Exploration costs	(387,857)	(508,336)	(387,857)	(508,336)	(1,489,783)
Interest expense and Finance fees	(327,971)	(9,480)	(517,463)	(9,480)	(998,151)
Interest income	8,686	-	10,908	-	14,746
	3,634,075	(517,816)	3,446,805	(517,816)	(2,473,188)

Net Income (Loss) from continuing operations	3,200,591	(583,927)	2,765,768	(588,552)	(3,849,372)
Gain (loss) from discontinued operations – Note 8	-	187,494	-	185,513
Net income (loss)	$ 3,200,591	$(396,433)	$ 2,765,768	$ (403,039)	$ (3,917,270)
Basic and diluted loss per share – continuing operations	$ 0.03	$ (0.01)	$ 0.03	$ 0.00
Basic and diluted loss per share – discontinued operations	$ 0.00	$ 0.00	$ 0.00	$ 0.00
Weighted average number of common shares outstanding	94,177,585	62,104,348	93,663,792	67,452,174

The weighted average number of shares used excludes common stock equivalents since such amounts would cause an antidilutive effect.

The accompanying notes are an integral part of these financial statements

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS

for the Six Months Ended August 31, 2006 and 2005

and for the period from June 1, 2005 (inception) through August 31, 2006

(Stated in US Dollars)

			June 1, 2005
			(Date of
	Six	Six	Inception of
	Months Ended	Months Ended	Exploration Stage) to
	August 31,	August 31,	August 31,
	2006	2005	2006)
Operating Activities
Net loss for the period	$ 2,765,768	$ (588,551)	(3,917,271)
Net loss from continuing operations
Non-cash items:
Amortization	4,040	-	9,815
Depreciation	218	-	872
Change in non-cash working capital items related to operations:
Accounts receivable	(2,852)	-	(8,636)
Beneficial conversion liability	(4,341,216)	-	1,015,700
Discount to convertible debenture	150,895	-	(807,570)
Increase in interest payable	366,569	-	399,892
Prepaid expenses and deposits	6,911	-	(45,589)
Advance receivable	-	-	5,998
Shares issued for corporate finance fees	114,076	-	114,076
Accounts payable and accrued liabilities	(157,846)	36,817	(10,533)
Loan receivable	(165,000)	-	(165,000)
Decrease in due to related parties	-	2,619	(9,422)
Cash flows used in operating activities	(1,258,437)	(549,115)	(3,417,668)
Financing Activities
Increase in due from related parties	-	-	(671)
Proceeds from convertible debenture payable	(75,000)	927,720	3,425,000
Proceeds from share issuance	75,000	-	175,000
Cash flows provided by (used in) financing activities	-	927,720	3,599,329
Investing Activities
Purchase of fixed assets	-	-	(2,906)
Purchase of oil and gas properties	64,141	(374,704)	(150,514)

Cash flows provided by investing activities	64,141	(374,704)	(153,420)
Decrease in cash from discontinued operations			(555)

Increase (decrease) in cash during the period	(1,194,296)	3,901	27,686

Cash, beginning of the period	1,223,074	48	1,092

Cash, end of the period	$ 28,778	$ 3,949	$ 28,778
Supplemental cash flow information
Cash paid for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

For the period December 23, 2003 to February 28, 2006

And for the period from June 1, 2005 (inception) through August 31, 2006

(Stated in US Dollars)

					Accumulated		Accumulated
					Other		Deficit During
			Additional		Compre-	Accumu-	Exploration Stage
	Common Stock		Paid-in	Treasury	hensive	lated	(June 1, 2005 to
	Number*	Par Value	Capital	Stock	Loss	Deficit	August 31, 2006)	Total

Balance, February 29, 2004	72,800,000	72,800	(14,700)	-	-	(10,441)	-	47,659

Other comprehensive loss for the year	-	-	-	-	(10,673)	-	-	(10,673)
				-			-
Net loss for the year	-	-	-	-	-	(244,324)	-	(244,324)
Balance, February 28, 2005	72,800,000	$72,800	$(14,700)	-	$(10,673)	$(254,765)	-	$ (207,338)
Cancellation of common stock issued from acquisition of Power Grow System Ltd.– at $0.001 June 30, 2005	(24,000,000)	(24,000)	21,000	-	-	-	-	(3,000)

Issuance of common stock for cash – at $0.30 net of issuance cost	350,000	350	99,650	-	-	-	-	100,000

Issuance of treasury stock – at $0.215	44,000,000	44,000	9,416,000	(9,460,000)	-	-	-	-

Net loss from continuing operations	-	-	-	-	-	(4,624)	(6,683,038)	(6,687,662)
Net loss from discontinued operations	-	-	-	-	10,673	174,840	-	185,513

Balance, February 28, 2006	93,150,000	$93,150	$9,521,950	$(9,460,000)	$-	$(84,549)	$(6,683,038)	$(6,612,487)

Net loss from continuing operations							(434,823)	(434,823)

Balance May 31, 2006	93,150,000	$ 93,150	$ 9,521,950	$(9,460,000)	$ -	$ (84,549)	$ (7,117,861)	$(7,047,310)

* The common stock issued, par value of common stock, and additional paid-in capital have been retroactively restated to reflect a forward split of 8 new shares for 1 old share effective on April 28, 2005.

The accompanying notes are an integral part of these financial statements

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

For the period December 23, 2003 to February 28, 2006

And for the period from June 1, 2005 (inception) through August 31, 2006

(Stated in US Dollars)

					Accumulated		Accumulated
					Other		Deficit During
			Additional		Compre-	Accumu-	Exploration Stage
	Common Stock		Paid-in	Treasury	hensive	lated	(June 1, 2005 to
	Number*	Par Value	Capital	Stock	Loss	Deficit	August 31, 2006)	Total

Balance, May 31, 2006	93,150,000	93,150	$9,521,950	$(9,460,000)	$-	$(84,549)	$ (7,117,861)	$ (7,047,310)

Shares issued to Cornell Capital at $0.357 per share on July 17, 2006	2,100,840	2,101	186,976	-	-	-	-	189,077

Net gain from continuing operations							3,200,590	3,200,590

Balance August 31, 2006	95,250,840	95,251	$ 9,708,926	$ (9,460,000)	$ -	$ (84,549)	$(3,917,271)	$(3,657,643)

* The common stock issued, par value of common stock, and additional paid-in capital have been retroactively restated to reflect a forward split of 8 new shares for 1 old share effective on April 28, 2005.

The accompanying notes are an integral part of these financial statements

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2006

(Stated in US Dollars)

Note 1	Nature and Continuance of Operations

The Company is in the business of exploring and developing oil and gas properties in Alberta, Canada and in Kansas and California, United States of America.

At August 31, 2006, the Company has working capital of $67,643, but has incurred losses since inception totalling $3,917,270 and has yet to achieve profitable operations. The Company’s ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not give affect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

The Company was incorporated on December 23, 2003 in the State of Nevada and has adopted February 28 as its fiscal year end.

Note 2	Summary of Significant Accounting Policies

Cash

For purposes of the statement of cash flows, the Company considers all investment instrument purchased with a maturity of three months or less to be cash equivalents.

Change in Reporting Entity

On May 31, 2005 the Company sold it’s Power Growth System Ltd. (“PGS”) which it had acquired in February 29, 2004. The sale resulted in the discontinuance of the hydroponics operations of the Company and the effects are recorded as discontinued operations in the financial statements. As a result of such sale the Company ceased to have any subsidiaries and no longer reports as a consolidated group.

Accounting Estimates

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may differ from these estimates.

The financial statements, in management’s opinion, have been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Financial Instruments

The carrying values of the Company’s financial instruments, consisting of cash, accounts receivable, due from related parties, accounts payable and note payable approximate their fair value due to the short maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

a)	Credit Risk:

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. For accounts receivable, the Company estimates, on a continuing basis, the probable losses and provides a provision for losses based on the estimated realizable value.

b)	Foreign Currency Risk:

The Company is exposed to fluctuations in foreign currencies through its operations in the United States. The Company monitors this exposure, but has no hedge positions. As at August 31, 2006, the Company had cash totalling $28,778 (2005:  $3,949) held in US dollars.

Fixed Assets

Fixed Assets are stated at cost. Amortization is calculated on a declining-balance basis at the following rates:

Asset	Rate
Computer hardware	45%

Maintenance and repairs are charged to operations; betterments are capitalized. The cost of fixed assets sold or otherwise disposed of and the accumulated amortization thereon is eliminated from the fixed asset and related accumulated amortization accounts, and any resulting gain or loss is credited or charged to income.

Amortization expense for the period ended August 31, 2006 and 2005 was $4,258 and $Nil, respectively.

Income Taxes

The Company follows Statement of Financial Accounting Standards (“FAS”) No. 109, “Accounting for Income Taxes” which requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 2	Summary of Significant Accounting Policies – (cont’d)

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the FAS No. 128, “Earnings Per Share”. Basic loss per share is computed using the weighted average number of shares outstanding during the period. Instruments that can be converted to common stock have not been included in the fully diluted computations since the result would be antidilutive.

Oil and Gas Activities - Successful Efforts Method of Accounting

On April 4, 2005, the FASB adopted FASB Staff Position FSP FAS 19-1 that amends Statement of Financial Accounting Standards No. 19 (FAS 19), Financial Accounting and Reporting by Oil and Gas Producing Companies, to permit the continued capitalization of exploratory well costs beyond one year if (a) the well found a sufficient quantity of reserves to justify its completion as a producing well and (b) the entity is making sufficient progress assessing the reserves and the economic and operating viability of the project.

The Company accounts for its crude oil exploration and natural gas development activities utilizing the successful efforts method of accounting. Under this method, costs of productive exploratory wells, development dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, certain geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the unit-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties.

The application of the successful efforts method of accounting requires managerial judgment to determine that proper classification of wells designated as developmental or exploratory which will ultimately determine the proper accounting treatment of the costs incurred. The results from a drilling operation can take considerable time to analyze and the determination that commercial reserves have been discovered requires both judgment and industry experience. Wells may be completed that are assumed to be productive and actually deliver oil and gas in quantities insufficient to be economic, which may result in the abandonment of the wells at a later date. Wells are drilled that have targeted geologic structures that are both developmental and exploratory in nature and an allocation of costs is required to properly account for the results. Delineation seismic incurred to select development locations within an oil and gas field is typically considered a development cost and capitalized, but often these seismic programs extend beyond the reserve area considered proved and management must estimate the portion of the seismic costs to expense. The evaluation of oil and gas leasehold acquisition costs requires managerial judgment to estimate the fair value of these costs with reference to drilling activity in a given area. Drilling activities in an area by other companies may also effectively condemn leasehold positions.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 2	Summary of Significant Accounting Policies – (cont’d)

Oil and Gas Activities - Successful Efforts Method of Accounting – (cont’d)

The successful efforts method of accounting can have a significant impact on the operational results reported when the Company is entering a new exploratory area in hopes of finding an oil and gas field that will be the focus of future development drilling activity. The initial exploratory wells may be unsuccessful and will be expensed. Seismic costs can be substantial which will result in additional exploration expenses when incurred.

Revenues

The Company recognizes oil and gas revenue from its interests in producing wells as oil and gas is produced and sold from those wells. Oil and gas sold is not significantly different from the Company’s share of production. Revenues from the purchase, sale and transportation of natural gas are recognized upon completion of the sale and when transported volumes are delivered. Shipping and handling costs in connection with such deliveries are included in production costs. Revenue under carried interest agreements is recorded in the period when the net proceeds become receivable, measurable and collection is reasonably assured. The time the net revenues become receivable and collection is reasonably assured and depends on the terms and conditions of the relevant agreements and the practices followed by the operator. As a result, net revenues may lag the production month by one or more months.

New Accounting Standards

Management does not believe that any recently issued but not effective accounting standards if currently adapted could have a material affect on the accompanying financial statements.

Note 3	Oil and Gas Properties

The Company entered into agreements to acquire interests in various unproven oil and gas properties as follows:

Coyote Creek Prospect, California, USA

On May 6, 2005, by an assignment agreement, the Company acquired a 33.075% working interest in certain mineral leases situated in Tehama County, California, referred to as the Coyote Creek Prospect. As consideration for this assignment, the Company assumed complete responsibility for the performance of all obligations of the assignor with respect to the farm-out agreement in which the assignor purchased its 67.5% working interest in the Coyote Creek Prospect. These obligations included $510,175 in geologic, geophysical, administration, land fee, dry hole drilling costs, and plugging and abandonment costs. Drilling completed in August 2005 proved that the well was uneconomical, and the entire $510,175 was allocated to exploration costs. Consequently, no amounts have been capitalized by the Company with respect to the Coyote Creek Prospect as at August 31, 2006.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 3	Oil and Gas Properties - (cont’d)

Strand Fiord Coal Project, Canada

On June 15, 2005, the Company executed an acquisition proposal (the “Agreement”) with James Bay Energy Inc (“James Bay”), a private company, whereby James Bay, with the subsequent ratification of First Nephi International, Inc. (“FNI”) as appropriate, agreed to grant to the Company an option to acquire an undivided 10% ownership interest in five coal exploration licenses (the “Licenses”) to explore and develop certain coal properties (collectively the “Property”) located on Axel Hieberg Island in the Canadian Arctic. Pursuant to an agreement (the “Underlying Agreement”) dated April 20, 2005, between James Bay and FNI, James Bay and FNI agreed to form a Nova Scotia company (“Novaco”) for the purposes of the joint-venture exploration and development of the Property. In the Underlying Agreement it was agreed that the ownership of Novaco would be FNI 90% and James Bay 10%, reflecting the respective interest of those parties in the Licenses.

Due to the failure of James Bay and FNI to form Novaco, the Company elected not to exercise the Option and during the quarter ended November 30, 2005, the Company and James Bay mutually agreed to terminate the Agreement (Note 9). As at August 31, 2006, no amounts have been paid or capitalized by the Company with respect to the Strand Fiord Coal Project.

Empress Project, Alberta, Canada

“Option Lands” (Sections 5, 6 and 7), Empress Project, Alberta, Canada

On May 19, 2005, the Company executed a farm-in agreement (the “Agreement”) with Blue Scorpion Energy Inc. (“Blue Scorpion”, formerly “1048136 Alberta Ltd.”), a private Alberta company, to acquire a 49% working interest in the Crown P&NG rights of Sections 5, 6, and 7 (the “Option Lands”) of the Empress Project, located in eastern Alberta, Canada. Under the terms of the Agreement, the Company will earn the 49% working interest in each of three sections of the project by drilling, casing and completing one exploratory gas well in each section.

The Company elected not to commence with the drilling of the Option Lands, thereby forfeiting its right to a 49% working interest in these properties. As at May 31, 2006, no amounts have been paid or capitalized by the Company with respect to the Option Lands of the Empress Project.

“Farmout Lands” (Sections 16, 9, 17, and 21), Empress Project, Alberta, Canada

On June 30, 2005, the Company executed a farm-in agreement (the “Agreement”) with Blue Scorpion Energy Inc. (“Blue Scorpion”, formerly “1048136 Alberta Ltd.”), a private Alberta company, to acquire a 21% working interest in Section 16 of the Empress Project, located in eastern Alberta, Canada, including the 11-16-24-2W4M well (“11-16”). Under the terms of the Agreement, the Company will earn the 21% working interest by agreeing to pay the Grantor’s portion (51%) of all additional costs and expenses whatsoever relating to all development on Section 16 from the date of the Agreement forward. The interests earned by the Company under the agreement are subject to a 15% over-riding royalty interest for the original farmor of the property and an additional 3% over-riding royalty interest stipulated in an underlying agreement.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 3	Oil and Gas Properties - (cont’d)

In November, 2005, the Company advanced $146,798 and capitalized such amounts ($174,264 Canadian funds) to the Operator of the 11-16. This represents the Company’s 51% pro-rata portion of the cost to connect the 11-16 to the Altagas gathering system. On December 6, 2005, the Company announced the completion of the construction of the pipeline, and the 11-16 commenced commercial production on December 7, 2005.

An amendment to the Agreement signed during the quarter ended November 30, 2005, confirms that the Company has also earned a 49% working interest in three other sections of the Farmout Lands (sections 9, 17, and 21) as a result of the Grantor having completed one well on Section 16 (Note 9).

“Farmout Lands” (Sections 16, 9, 17, and 21) Empress Project, Alberta, Canada - (cont’d)

In the event the Company elects to drill an Option Well, the Company will earn 21% of the Grantor’s Working Interest if the Option Well is on Section 16 and 49% of the Grantor’s Working Interest if the Option Well is on any of the other three Sections, subject to the Overriding Royalty and rights of conversion reserved by the original farmor.

Section 15, Empress Project, Alberta, Canada

On July 22, 2005, the Company executed a farm-in agreement (the “Agreement”) with Blue Scorpion Energy Inc. (“Blue Scorpion”, formerly “1048136 Alberta Ltd.”), a private Alberta company, to acquire a 49% working interest in Section 15 of the Empress Project, located in eastern Alberta, Canada. Under the terms of the Agreement, the Company will earn the 49% working interest by drilling one Earning Well on Section 15 and spudding the Earning Well not later than 30-days after the full execution of the Agreement. The Company elected not to commence with the drilling of the well, thereby forfeiting its right to a 49% working interest. As at August 31, 2006, $3,715USD has been paid and capitalized by the Company with respect to Section 15 of the Empress Project.

Kansas Prospect Database Participation Rights, Kansas, USA

On August 10, 2005, the Company executed a data sharing agreement (the “Agreement”) with Blue Scorpion Energy Inc. (“Blue Scorpion”, formerly “1048136 Alberta Ltd.”), a private Alberta company, to acquire a 25% working interest in certain proprietary oil and gas engineering data respecting several prospective areas in the State of Kansas. The data includes, among other things, certain magnetic data acquired by airborne surveys over lands (the “Lands”) in the State of Kansas that cover an area of approximately 1,000,000 acres, as well as interpretations of such data (including scaled digital plots defining potential prospects, maps and other related data). A five (5%) percent gross overriding royalty (the “Royalty”) has been reserved in an underlying agreement.

Blue Scorpion will be carried through the drilling and completion of the first two exploratory wells. The 70% joint venture working interest partners will pay 100% of the costs of drilling and completing the initial two wells. Subsequent to those first two wells, all participants in the play will contribute on a straight up working interest basis.

During the period ended August 31, 2006, $320,000 of exploration costs have been incurred by the Company with respect to the Kansas Prospect Data Sharing Agreement. On July 17 The Company determined that the 20% working interest or 16% Net Revenue Interest in the project does not warrant the capital required for a short return on investment. Cascade believes that a production asset acquisition with existing cash flow, or a project with a larger working interest, would be better suited for the Company at this time.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 3	Oil and Gas Properties - (cont’d)

Bolloque Prospect, Alberta, Canada

On August 26, 2005, the Company executed a farm-in agreement (the “Agreement”) with a private company (the “Grantor”) to acquire the right to earn 49% of the interests that the Grantor can otherwise earn in the “Farmout Lands”, six sections of the Bolloque Project located 60 miles due north of Edmonton, Alberta, Canada.

Under the terms of the Agreement, the Company will earn the 49% working interest by drilling one Test Well. In August, 2005, the Company advanced $374,704 ($450,000 Canadian funds) to the Operator of the property to finance the drilling of the Test Well. In December, 2005, the Company advanced $118,000 ($135,830 Canadian funds) to the Operator of the 7-1 for the completion of the well, and during the quarter ended February 28, 2006, the Company paid an additional $7,412 of exploration costs with respect to this well. The well was determined to be uneconomical and an accrual of $50,637 was recorded at February 28, 2006, for the abandonment of the well. Total cost of the well of $550,753 was allocated to exploration costs. Consequently, no amounts have been capitalized by the Company with respect to the Bolloque Prospect as at August 31, 2006.

Note 4	Related Party Transactions

During the year period ended August 31, 2006 the Company incurred consulting fees of $232,582 (2005 - $15,400) paid or accrued to directors of the Company.

Due from related parties at August 31, 2006, is $672 (August 31, 2005 - $10,263) comprised of $306 owing to directors for out-of-pocket expenses paid on behalf of the Company and $978 advanced to a director of the Company for travel expenses.

The amounts due to related parties represent advances and unpaid charges due to directors of the Company or to companies with directors in common with the Company and such advances are unsecured, non-interest bearing and have no specific terms of repayment.

Note 5	Income Tax

As at August 31, 2006 and 2005 the Company has non-capital losses and undepreciated capital cost of approximately $ 4,001,820 and $ 668,476, respectively, which can be carried forward for tax purposes and are available to reduce taxable income of future years. The non-capital losses expire commencing in 2006 through 2010.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 5	Income Taxes (continued)

(a)	The tax effect of temporary differences that give rise to the Company’s deferred tax assets are as follows:

	2006	2005
Undepreciated capital cost of capital assets Over their net book value	$ 3,917,270	$ 668,476
Estimated tax loss carryforward	1,331,872	227,282
Less: valuation allowance	(1,331,872)	(227,282)
	-	-
The valuation allowance reflects the realization of the tax assets is unlikely.

Note 6	Convertible Debentures

On June 15, 2005, the Company executed three secured convertible debentures for a total of $3,000,000. The debentures bear interest at 5% per annum and the principle and interest is convertible, at the holders’ discretion, into shares of common stock of the Company at $0.50 per share. The debentures are due and payable in full on or before June 15, 2006. As at November 30, 2005, $508,336 has been advanced directly to the operator of the Coyote Creek Prospect (Note 3), $374,704 has been advanced directly to the operator of the Bolloque Project (Note 3), and $70,000 has been advanced for sundry amounts, for a total advanced of $953,040. This debenture was closed during the quarter ended November 30, 2005, and interest of $20,402 accrued as at November 30, 2005. The other two debentures were cancelled during the quarter ended November 30, 2005, as the Company has elected to pursue alternative sources of financing.

On November 30, 2005, we entered into a securities purchase agreement with Cornell Capital for an aggregate purchase price of $3,500,000, of which we have issued (i) on November 30, 2005, a $1,750,000 secured convertible debenture, convertible into shares of our common stock, par value $0.001, (ii) on January 10, 2006, another $1,750,000 secured convertible debenture, convertible into shares of our common stock, par value $0.001, and (iii) a warrant to purchase an aggregate of 12,000,000 additional shares of our common stock at an exercise price of $0.2902 per share exercisable until November 30, 2010.

The secured convertible debenture is convertible into shares of our common stock at any time by dividing the dollar amount being converted by the lower of $0.2902 or 80% of the lowest volume weighted average trading price per share of our common stock for five trading days immediately preceding the conversion date. The interest on the convertible debenture shall accrue on the outstanding principal balance at a rate of 5% per annum. As at August 31, 2006 $86,568 has been charged as an interest expense, $150,895 has been accreted as interest expense on the debenture discount and $280,000 has been recorded as interest penalty as liquidated damages, for a total of $517,463 for the period ended August 31, 2006.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 6	Convertible Debentures (continued)

In the registration rights agreement with the investor (Cornell Capital Partners LLP.) in the November 30, 2005 private placement, we agreed to file this registration statement on or before December 30, 2005. As amended by an informal agreement between the parties, we subsequently agreed to file this registration statement on or before January 12, 2006. After filing this registration statement, we are required to use our best efforts to cause this registration statement to become effective by April 30, 2006. We will be required to keep the registration statement effective for a period of two (2) years from the date it becomes effective.

In the event that:

- we fail to file this registration statement by January 12, 2006; or

- we fail to have this registration statement declared effective by April 30, 2006;

(each of these is deemed to be a registration default) then our company will pay liquidated damages to each of the investors equal to 2% of the aggregate purchase price paid by each holder for the first 30 days after the date of default and 2% of the aggregate purchase price paid by each holder for the debentures for every 30 day period thereafter. The foregoing events are also events of default under the secured convertible debentures. An additional event of default under the debentures is if this prospectus is unavailable for more than five consecutive trading days or more than eight trading days.

As of the date of this report we are in default of having the registration statement declared effective as at April 30, 2006 and are subject to liquidated damages of 2% of the outstanding amount of the debenture every 30 days beginning April 30, 2006.

The Warrants to purchase 12,000,000 of the Company’s common stock will expire on November 30, 2010. The exercise price of the warrant is $0.2902 and an exercise period of five years. The Company accounts for the fair value of these outstanding warrants to purchase common stock and the conversion feature of its convertible notes in accordance with SFAS No. 133 “Accounting For Derivative

Instruments And Hedging Activities” and EITF Issue No. 00-19 “Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock” which requires the Company to bifurcate and separately account for the conversion feature and warrants as embedded derivatives contained in the Company’s convertible notes.

Pursuant to SFAS No. 133, the Company bifurcated the fair value of the conversion feature from the convertible notes, since the conversion feature was determined to not be clearly and closely related to the debt host. In addition, since the effective registration of the securities underlying the conversion feature is an event outside of the control of the Company, pursuant to EITF Issue No. 00-19, the Company recorded the fair value of the conversion feature as a long-term liability as it was assumed that the Company would be required to net-cash settle the underlying securities.

The value of the warrants have been calculated using the Black–Scholes method as of the date of grant based on the following assumptions: an average risk free rate of 3.25; a dividend yield of 0.00%; an average volatility factor of the expected market price of the Company’s common stock of (939)% for 2005; and an expected life of 5 years.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 6	Convertible Debentures (continued)

In addition, 4,812,130 warrants have been issued (2,406,065 each to H.C. Wainwright & Co., Inc. and 1st SB Partners, Ltd.), and, 12,000,000 warrants have been issuer to Cornel Capital Partners, LP., each exercisable at $0.2902 with terms of 5 years from November 30, 2005. The value of these warrants have also been calculated using the Black–Scholes method as of the date of grant based on the following assumptions: an average risk free rate of 3.25; a dividend yield of 0.00%; an average volatility factor of the expected market price of the Company’s common stock of (939)%; and an expected life of 5 years.

The Company is required to carry these embedded derivatives on its balance sheet at fair value and unrealized changes in the values of these embedded derivatives are reflected in the consolidated statement of operation as “Gain (loss) on value of warrants and conversion feature”.

The Company bifurcated the debenture and based on a 12% discount to maturity is amortizing a discount of $958,466 in interest expense to maturity.

Beneficial conversion expense of the debenture was calculated by the Company based upon the difference between the market price of shares of the Company’s stock as of the date of issuance and the conversion price applicable to the convertible debentures. As the warrants are significantly “out of the money” the beneficial conversion liability of $4,341,094.88 was recaptured.

WARRANTS
Cornell Capital Partners, LP	$ (0.00)
H.C. Wainwright	$ (0.00)
1st SB Partners Ltd.	$ (0.00)
TOTAL BENEFICIAL CONVERSION EXPENSE	$ (0.00)

Note 7	Discontinued Operations

On June 1, 2005, the Company executed an Acquisition/Disposition Agreement (the “Agreement”) whereby the Company agreed to dispose of 100% of the issued and outstanding shares in the common stock of its wholly-owned subsidiary, Power Grow Systems Ltd., to its two original shareholders in consideration of all the liabilities being assumed by the two original; shareholders. Accordingly with the closing of the agreement on June 1, 2005, Power Grow Systems Ltd. will assume all current and future liabilities, tangible and intangible assets, intellectual and proprietary information relating to the hydroponics plant growing equipment operation.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 7	Discontinued Operations (continued)

The net loss on disposal was determined as follows:

Proceeds on disposal of subsidiary	$ 3,000

Net assets of subsidiary:
Cash	501
Accounts receivable	5,639
Inventory	6,893
Accounts payable	(101,249)
Due to related parties	(92,489)
Due to Cascade Energy, Inc.	(5,998)
Loan payable	(5,870)
(192,573)

Net gain on disposal of subsidiary	$ 195,573

The August 31, 2006 comparative statements do not include the following amounts related to the discontinued operations of the subsidiary.

Note 7	Discontinued Operations

	August 31, 2006	August 31, 2005
Cash	$ -	$ 555
Accounts receivable	-	18,385
Inventory	-	15,801

Current assets of discontinued operations	$ -	$ 34,741

Bank overdraft	$ -	$ -
Accounts payable	-	123,395
Due to related parties	-	70,190
Due to Cascade Energy, Inc.	-	5,998
Loan payable	-	18,670

Current liabilities of discontinued operations	$ -	$ 218,253

Accumulated other comprehensive loss from discontinued operations	$ -	$ 19,414

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 8	Statement of Cash Flows and Operations from Discontinued Operations of Power Grow System Ltd.

Cash flows from discontinued operations are as follows:

	August 31	August 31
	2006	2006

Cash flows used in operating activities
Gain (Loss) from discontinued operations	$-	$(4,117)
Accounts receivable	-	(7,817)
Prepaid	-
Inventory	-	(8,992)
Loan payable		1,860
Accounts payable	-	18,620

Cash used in operating activities	-	(446)

Cash flows used by financing activities
Due to related parties		7,385
Cash provided by financing activities	-	7,385

Increase (decrease) in cash from discontinued operations prior to disposal	-	6,939

Foreign exchange gain (loss)	-	3,117

Cash, beginning of period		(9,501)

Increase (decrease) in cash from discontinued operations during the period	$-	$ 555

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

STATEMENTS OF OPERATIONS

FROM DISCONTINUED OPERATIONS OF POWER GROW SYSTEM LTD.

for the period ended August 31, 2005 and February 28, 2005

(Stated in US Dollars)

	For the Period	For the Year
	Ended August 31	Ended February 28
	2005	2005

Sales	$70,077	$ 189,139

Cost of sales	54,063	128,614

Gross profit	16,014	60,526

Expenses
Accounting and audit fees	1,610	3,299
Advertising	6,315	16,172
Auto expenses	1,899	12,789
Bad debt (recovery)	(11,402)	16,115
Bank charges and interest	1,609	6,697
Consulting fees	3,585	48,732
Investor relations	-	2,358
Legal fees	1,084	736
Office and general	1,702	8,525
Rent – NOTE 4	1,695	15,956
Salaries and benefits	237	3,107
Telephone	3,354	8,577
Travel		2,150

	(23,794)	(145,213)

Loss before the following	(7,780)	(84,687)
Write off of Goodwill		(90,152)
Foreign currency translation adjustment	(2,280)	-
Gain on disposal of subsidiary – Note 7	195,573	-

Gain (loss) from discontinued operations	$185,513	$ (174,839)

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 9	Capital Stock

On April 28, 2005, the Company approved a forward split of its common stock on the basis of 8 new shares for 1 old share and increased its authorized capital stock to 200,000,000 common shares. The number of shares referred to in these financial statements have been restated wherever applicable to give retroactive effect to the forward stock split. The par value of common stock and additional paid-in capital has also been restated.

The Company’s capitalization is 200,000,000 common shares, with a par value of $0.001 per share and 5,000,000 preferred shares with a par value of $0.001 per share.

On June 1, 2005, the Company disposed of 100% of the issued and outstanding shares in the common stock of its wholly-owned subsidiary, Power Grow Systems Ltd., in consideration of the debts and liabilities being assumed.

During the quarter ended September 30, 2005, the Company returned to treasury and cancelled 24,000,000 (post-forward split) common shares in its capital stock.

On November 22, 2005, the Company closed a private placement consisting of 350,000 units at a price of $0.30 per unit for gross proceeds of $105,000. Each unit consists of one common share and one non-transferable common share purchase warrant exercisable for a period of twenty-four months from the date of closing at an exercise price of $0.60. The Company issued the securities to thirteen non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.received $105,000 in share subscription proceeds for 350,000 units of a private placement financing. A finder’s fee of $5,000 was paid to a senior officer and director of the Company with respect to this private placement.

On November 29, 2005, the Company issued 44,000,000 common shares as treasury stock held as collateral on the convertible debenture. The shares were recorded at the market value of the stock on the date of issuance, which was $0.215 per share.

On July 17, the Company issued 2,100,840 common shares to Cornell Capital LLP.

Note 10	Commitments and Contingencies

On February 1, 2006, the Company entered into consulting agreements with three independent consultants to consult with the Company with respect to the Company’s business and strategic planning and to assist the Company’s President and Board of Directors on an as-requested basis. In consideration for their services, each consultant will be issued 2,000,000 common shares of the Company. The agreements are for a one-year term ending on February 1, 2007, subject to termination as provided in the agreements. All of the 6,000,000 common shares will be registered under a registration statement on Form S-8, filed in March, 2006, at an estimated price of $0.30 per common share. None of the shares under these agreements have been issued as at August 31, 2006.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 11	Oil and Gas Activities

As of August 31, 2006, the Company had net revenues of $2,120 from the Empress property.

In December of 2005, the Company completed the tie-in of the pipeline for the first Empress Gas Well in Alberta, Canada. The Well has been in production for six months now.

Property	Reserve	Revenue	Amortization	Capitalized Costs	Dry Hole

Empress	Proved	$ 4,820	$ 9,816	$ 150,514	$ -
Kansas	Expensed	-	-	-	387,857
Bolloque	Expensed	-	-	-	591,751
Coyote Creek	Expensed	-	-	-	510,175

		$ 4,820	$ 9,816	$ 150,514	$1,489,783

The reserve information presented below is based on reports prepared by independent petroleum engineers, Chapman Petroleum Engineering Ltd., for the proved property, Empress.

The information is presented in accordance with regulations prescribed by the Securities and Exchange Commission and based on Reserve definitions found in Rule 4-10(a) of Regulation S-X. Reserve estimates are inherently imprecise.

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, ie., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibilty is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 11	Oil and Gas Activities (cont’d)

Summary of Company Reserves (Unaudited)
Proved Developed	OIL MSTB		SALES GAS MMscf		NGL Mbbls
	Gross	Net	Gross	Net	Gross	Net

Empress Detrital	-	-	6	3	-	-
Empress Viking	-	-	90	48	-	-

	-	-	96	51	-	-

The standardized measure of discounted future net cash flows, related to the above oil and gas reserves, is calculated in accordance with the requirements of SFAS No 69. Estimated future cash inflows from production are computed by applying year-end prices for oil and gas to year-end quantities of estimated proved reserves. Adjustment in this calculation for future price changes is limited to those required by contractual arrangements in existence at the end of each reporting period. Future development and production costs are those estimated future expenditures necessary to develop and produce year-end proved reserves based on year-end cost indices, assuming continuation of year end economic conditions. Estimated future income taxes are calculated by applying appropriate year-end statutory tax rates. These rates reflect allowable deductions and tax credits and are applied to estimated future pre-tax cash flows, less the tax bases of related assets. Discounted future net cash flows have been calculated using a 10% discount factor. Discounting requires a year-by-year estimate of when future expenditures will be incurred and when reserves will be produced.

The information provided in tables set out below does not represent management’s estimate of the Company’s expected future cash flows or of the value Company’s proved oil and gas reserves. Estimates of proved reserves quantities are imprecise and change over time, as new information becomes available. Moreover, probable and possible reserves, which may become proved in the future, are excluded from the calculations. The arbitrary valuation prescribed under SFAS No.69 requires assumptions as to the timing and the amount of future development and production costs. The calculations should not be relied upon as an indication of the Company’s future cash flows or of the value of its oil and gas reserves.

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

August 31, 2006

(Stated in US Dollars)

Note 11	Oil and Gas Activities (cont’d)
		(Unaudited)	(Unaudited)
		2006	2005
	Future cash inflows	$ 45,000	$ -
	Future production and development costs	(22,000)	-
	Future income tax expenses	-	-
	Future net cash flows	23,000	-
	Less effect of a 10% discount factor	(2,300)	-
	Discounted future net cash flows	20,700	-

Principal sources of changes in standardized measure of discounted future net cash flows:

	(Unaudited)	(Unaudited)
	2006	2005
Discounted present value as at beginning of year	$ -	$ -
Sales and transfers of oil and gas, net of production costs	(5,775)	-
Changes in future development costs	-	-
Extensions and discoveries and revisions, net of future production and development costs	26,475	-
Accretion of discount	-	-
Standardized measure, end of period	20,700	-

Costs incurred in Oil and Gas Acquisition, Exploration and Development:

	(Unaudited)	(Unaudited)
	2006	2005
Development costs	$ 150,513	$ -
Exploration costs	1,489,783	-
Acquisition costs
Proved	-	-
Unproved	-	-
	$ 1,640,296	$ -

Note 12	Non-Cash Activities

During the year ended February 28, 2006, the Company recognized a beneficial conversion expense of $5,356,916 related to a convertible debenture (see Note 6) issued to Cornell Capital Partners, LP and the associated warrants issued. This was recalculated at August 31, 2006 and $4,341,216 was recaptured as the associated warrants are significantly out of the money.

Note 13	Subsequent Events

On July 13, 2006 the Company announced that it had abandoned further work and cost on the Kansas project.

CASCADE ENERGY INC.

(An Exploration Stage Company)

Audited Financial Statements

(Expressed in U.S. Dollars)

February 28, 2006

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of CASCADE ENERGY, INC.

We have audited the accompanying balance sheet of CASCADE ENERGY, INC. (an Exploration Stage Company) as of February 28, 2006, and the related statements of income, stockholders’ equity, and cash flows for the period from March 1, 2005 to May 31, 2005 and for the period from June 1, 2005 (inception) to February 28, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The statements of operations, stockholders’ deficit, and cash flows for the year ended February 28, 2005, which were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the year ended February 28, 2005 is based solely on the report of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of CASCADE ENERGY, INC. (an Exploration Stage Company) as of February 28, 2006 and 2005, and the results of its operations and its cash flows for the years then ended and for the period from June 1, 2005 (inception) to February 28, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency. These items raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Leon & Company, P.A.

Pembroke Pines, Florida

March 24, 2006, except for Note 13, as to which date is June 25, 2006

F-2

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

Cascade Energy, Inc.

We have audited the statements of operations, cash flows and stockholders’ equity (deficiency) of Cascade Energy, Inc. for the year ended February 28, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the results of Cascade Energy, Inc.’s operations and its cash flows and the changes in stockholders’ equity (deficiency) for the year ended February 28, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependant on its ability to raise capital from stockholders or other sources to sustain operations. These factors, as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“Amisano Hanson”
April 20, 2005	Chartered Accountants

750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net

F-3

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

(Stated in US Dollars)

February 28,
ASSETS	2006

Current
Cash	$1,223,074
Accounts receivable	5,784
Prepaids	52,500
Due from related parties – Note 4	672
Total current assets	1,282,030

Fixed Assets – Note 2	2,252
Oil and Gas Properties – Note 3	208,880

Total assets	$$1,493,162

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current
Accounts payable and accrued liabilities – Note 4	$$173,877
Due to related parties – Note 4	-
Total current liabilities	173,877

Non-Current
Convertible debenture payable – Note 6	2,541,534
Interest payable – Note 6	33,322
Beneficial conversion liability – Note 6	5,356,916
7,931,772

Total liabilities	8,105,649

STOCKHOLDERS’ DEFICIENCY

Capital stock – Notes 6 and 9
Preferred stock, $0.001 par value, 5,000,000 shares authorized Common stock, $0.001 par value, 200,000,000 shares authorized
93,150,000 common shares issued, 49,150,000 outstanding (February 28, 2005: 72,800,000)	93,150
Treasury stock issued (2006 - 44,000,000; 2005 – Nil)	(9,460,000)
Additional paid-in capital	9,521,950
Accumulated deficit	(84,549)
Accumulated deficit during the exploration stage	(6,683,038)

Total stockholders’ deficiency	(6,612,487)

Total liabilities and stockholders’ deficiency	$$1,493,162

F-4

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS

for the year ended February 28, 2005

and for the period from March 1, 2005 to May 31, 2005

and for the period from June 1, 2005 (inception) through February 28,2006

(Stated in US Dollars)

		June 1, 2005
		(Date of
	Period from	Inception of
	March 1, 2005 Year Ended	Exploration Stage)
	To May 31, February 28	to February 28,
	2005	2005	2006)

Revenue	$ -	$ -	$ 11,181

Production Costs	-	-	5,396
	-	-	5,785
Expenses
Accounting and audit fees	3,204	44,231	40,339
Advertising and promotion	-		28,050
Amortization	-	-	6,429
Bad debts	-	-	5,132
Bank charges and interest	63	54	1,834
Consulting fees – Note 4	-	8,000	170,995
Filing and listing fees	772	3,112	9,756
Foreign exchange (gain) loss	-	789	(514)
Investor relations	-	-	272,406
Legal fees	-	8,380	195,688
Meals and entertainment	-	-	2,329
Office and general	-	319	5,660
Rent – Note 4	-	3,600	1,225
Transfer agent fees	585	1,000	1,561
Travel	-	-	27,941
	(4,624)	(69,485)	(768,831)

Loss before other items	(4,624)	-	(763,046)

Other items
Beneficial conversion expense	-	-	(4,341,216)
Exploration costs – Note 3	-	-	(1,101,926)
Interest expense and Finance fees	-	-	(480,688)
Interest income	-	-	3,838
	-	-	(5,919,992)

Loss from continuing operations	(4,624)	(69,485)	(6,683,038)
Gain (loss) from discontinued operations – Note 8	185,513	(174,839)	-
Net income (loss)	$ 180,889	$ (244,324)	$ (6,683,038)

Basic and diluted loss per share – continuing operations	$ 0.00	$ 0.00	$ (.12)

Basic and diluted loss per share – discontinued operations	$ 0.00	$ 0.00	$ (.12)

Weighted average number of common shares outstanding	72,848,904	72,800,000	58,251,644

The weighted average number of shares used excludes common stock equivalents since such amounts would cause an antidilutive effect.

F-5

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS

for the years ended February 28, 2006 and 2005

and for the period from June 1, 2005 (inception) to February 28, 2006

(Stated in US Dollars)

			June 1, 2005
			(Date of
			Inception of
	Years ended		Exploration Stage
	February 28,	February 28,	to February 28,
	2006	2005	2006)

Operating Activities
Net loss for the period	$ (6,683,038)	$ (69,485)	$ (6,683,038)
Net loss from continuing operations	(4,624)
Non-cash items:
Amortization	5,775	-	5,775
Depreciation	654		654
Change in non-cash working capital items related to operations:
Accounts receivable	(5,784)	-	(5,784)
Beneficial conversion liability	5,356,916	-	5,356,916
Discount to convertible debenture	(958,466)		(958,466)
Increase in interest payable	33,322	-	33,322
Prepaid expenses and deposits	(52,500)	-	(52,500)
Advance receivable	5,998	(5,998)	5,998
Accounts payable and accrued liabilities	150,649	12,896	147,313
Decrease in due to related parties	(7,644)	-	(9,422)

Cash flows used in operating activities	(2,158,742)	(62,587)	(2,159,232)

Financing Activities
Increase in due from related parties	(671)	7,644	(671)
Proceeds from convertible debenture payable	3,500,000	-	3,500,000
Proceeds from share issuance	100,000	-	100,000

Cash flows provided by (used in) financing activities	3,599,329	7,644	3,599,329

Investing Activities
Purchase of fixed assets	(2,906)	-	(2,906)
Purchase of oil and gas properties	(214,655)	-	(214,655)

Cash flows provided by (used in) investing activities	(217,561)	-	(217,560)

Decrease in cash from discontinued operations		(2,192)	(555)

Increase (decrease) in cash during the period	1,223,026	(57,135)	1,221,982

Cash, beginning of the period	48	57,183	1,092

Cash, end of the period	$ 1,223,074	$ 48	$ 1,223,074

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$ 60,350	$ 542	$ 60,288

Income taxes	$ -	$ -	$ -

F-6

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

For the period December 23, 2003 to February 28, 2006

And for the period from June 1, 2005 (inception) through February 28, 2006

(Stated in US Dollars)

							Accumulated
							Deficit
							During
							Exploration
					Accumulated		Stage
					Other		(June 1,
			Additional		Compre-	Accumu-	2005) To
	Common Stock		Paid-in	Treasury	hensive	lated	February
	Number*	Par Value	Capital	Stock	Loss	Deficit	28, 2006	Total

Issuance of common stock for cash – at $0.000125	40,800,000	$40,800	$(35,700)	$-	$-	$-	$-	$ 5,100

Issuance of common stock for acquisition of Power Grow System Ltd.–at 0.00125	24,000,000	24,000	(21,000)	-	-	-	-	3,000

Issuance of common stock for cash – at $0.00625	8,000,000	8,000	42,000	-	-	-	-	50,000

Net loss for the period	-	-	-	-	-	(10,441)	-	(10,441)

Balance, February 29, 2004	72,800,000	72,800	(14,700)	-	-	(10,441)	-	47,659

Other comprehensive loss for the year	-	-	-	-	(10,673)	-	-	(10,673)

Net loss for the year	-	-	-	-	-	(244,324)	-	(244,324)

Balance, February 28, 2005	72,800,000	$72,800	$(14,700)	-	$(10,673)	$(254,765)	-	$ (207,338)

Cancellation of common stock issued from acquisition of Power Grow System Ltd.– at $0.001 June 30, 2005	(24,000,000)	(24,000)	21,000	-	-	-	-	(3,000)

Issuance of common stock for cash – at $0.30 net of issuance cost	350,000	350	99,650	-	-	-	-	100,000

Issuance of treasury stock – at $0.215	44,000,000	44,000	9,416,000	(9,460,000)	-	-	-	-

Net loss from continuing operations	-	-	-	-	-	(4,624)	(6,683,038)	(6,687,662)
Net loss from discontinued operations	-	-	-	-	10,673	174,840	-	185,513

Balance, February 28, 2006	93,150,000	$93,150	$9,521,950	$(9,460,000)	$-	$(84,549)	$(6,683,038)	$(6,612,487)

* The common stock issued, par value of common stock, and additional paid-in capital have been retroactively restated to reflect a forward split of 8 new shares for 1 old share effective on April 28, 2005.

F-7

CASCADE ENERGY, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

February 28, 2006

(Stated in US Dollars)

Note 1	Nature and Continuance of Operations

The Company is in the business of exploring and developing oil and gas properties in Alberta, Canada and in Kansas and California, United States of America (Note 3). The Company is a public company, having filed an SB2 Registration Statement with the United States Securities and Exchange Commission during the year ended February 28, 2005, whose shares trade on the OTC Bulletin Board.

At February 28, 2006, the Company has working capital of $1,108,153, but has incurred losses since entering the exploration stage (inception June 1, 2005) totalling $6,683,038 and has yet to achieve profitable operations. The Company’s ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not give affect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. Management plans to continue to provide for its capital needs during the year ended February 28, 2007 by the development of its properties, by issuing equity securities or by pursuing alternative financing.

The Company was incorporated on December 23, 2003 in the State of Nevada and has adopted February 28 as its fiscal year end.

Note 2	Summary of Significant Accounting Policies

Cash

For purposes of the statement of cash flows, the Company considers all investment instrument purchased with a maturity of three months or less to be cash equivalents. At February 28, 2006 the Company had uninsured demand deposits in banks of $1,123,026 in excess of the $100,000 insurance limit.

Change in Reporting Entity

On May 31, 2005 the Company sold it’s Power Growth System Ltd. (“PGS”) which it had acquired in February 29, 2004. The sale resulted in the discontinuance of the hydroponics operations of the Company and the effects are recorded as discontinued operations in the financial statements. As a result of such sale the Company ceased to have any subsidiaries and no longer reports as a consolidated group.

Accounting Estimates

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may differ from these estimates.

The financial statements, in management’s opinion, have been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

F-8

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 2

Financial Instruments

The carrying values of the Company’s financial instruments, consisting of cash, accounts receivable, due from related parties, accounts payable and note payable approximate their fair value due to the short maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

a)	Credit Risk:

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. For accounts receivable, the Company estimates, on a continuing basis, the probable losses and provides a provision for losses based on the estimated realizable value.

b)	Foreign Currency Risk:

The Company is exposed to fluctuations in foreign currencies through its operations in the United States. The Company monitors this exposure, but has no hedge positions. As at February 28, 2006, the Company had cash totalling $1,223,074 (2005:  $48) held in US dollars.

Fixed Assets

Fixed Assets are stated at cost. Amortization is calculated on a declining-balance basis at the following rates:

Asset	Rate
Computer hardware	45%

Maintenance and repairs are charged to operations; betterments are capitalized. The cost of fixed assets sold or otherwise disposed of and the accumulated amortization thereon is eliminated from the fixed asset and related accumulated amortization accounts, and any resulting gain or loss is credited or charged to income.

Amortization expense for the years ended February 28, 2006 and 2005 was $6,429 and $Nil, respectively.

Income Taxes

The Company follows Statement of Financial Accounting Standards (“FAS”) No. 109, “Accounting for Income Taxes” which requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

F-9

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 3

Note 2	Summary of Significant Accounting Policies – (cont’d)

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the FAS No. 128, “Earnings Per Share”. Basic loss per share is computed using the weighted average number of shares outstanding during the period. Instruments that can be converted to common stock have not been included in the fully diliuted computations since the result would be antidilutive.

Oil and Gas Activities - Successful Efforts Method of Accounting

On April 4, 2005, the FASB adopted FASB Staff Position FSP FAS 19-1 that amends Statement of Financial Accounting Standards No. 19 (FAS 19), Financial Accounting and Reporting by Oil and Gas Producing Companies, to permit the continued capitalization of exploratory well costs beyond one year if (a) the well found a sufficient quantity of reserves to justify its completion as a producing well and (b) the entity is making sufficient progress assessing the reserves and the economic and operating viability of the project.

The Company accounts for its crude oil exploration and natural gas development activities utilizing the successful efforts method of accounting. Under this method, costs of productive exploratory wells, development dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, certain geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the unit-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties. During the year $1,101,926 was charged to exploration expense for dry hole costs.

The application of the successful efforts method of accounting requires managerial judgment to determine that proper classification of wells designated as developmental or exploratory which will ultimately determine the proper accounting treatment of the costs incurred. The results from a drilling operation can take considerable time to analyze and the determination that commercial reserves have been discovered requires both judgment and industry experience. Wells may be completed that are assumed to be productive and actually deliver oil and gas in quantities insufficient to be economic, which may result in the abandonment of the wells at a later date. Wells are drilled that have targeted geologic structures that are both developmental and exploratory in nature and an allocation of costs is required to properly account for the results. Delineation seismic incurred to select development locations within an oil and gas field is typically considered a development cost and capitalized, but often these seismic programs extend beyond the reserve area considered proved and management must estimate the portion of the seismic costs to expense. The evaluation of oil and gas leasehold acquisition costs requires managerial judgment to estimate the fair value of these costs with reference to drilling activity in a given area. Drilling activities in an area by other companies may also effectively condemn leasehold positions.

F-10

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 4

Note 2	Summary of Significant Accounting Policies – (cont’d)

Oil and Gas Activities - Successful Efforts Method of Accounting – (cont’d)

The successful efforts method of accounting can have a significant impact on the operational results reported when the Company is entering a new exploratory area in hopes of finding an oil and gas field that will be the focus of future development drilling activity. The initial exploratory wells may be unsuccessful and will be expensed. Seismic costs can be substantial which will result in additional exploration expenses when incurred.

Revenues

The Company recognizes oil and gas revenue from its interests in producing wells as oil and gas   is produced and sold from those wells. Oil and gas sold is not significantly different from the Company’s share of production. Revenues from the purchase, sale and transportation of natural gas are recognized upon completion of the sale and when transported volumes are delivered. Shipping and handling costs in connection with such deliveries are included in production costs. Revenue under carried interest agreements is recorded in the period when the net proceeds become receivable, measurable and collection is reasonably assured. The time the net revenues become receivable and collection is reasonably assured and depends on the terms and conditions of the relevant agreements and the practices followed by the operator. As a result, net revenues may lag the production month by one or more months.

New Accounting Standards

Management does not believe that any recently issued but not effective accounting standards if currently adapted could have a material affect on the accompanying financial statements.

Note 3	Oil and Gas Properties

The Company entered into agreements to acquire interests in various unproven oil and gas properties as follows:

Coyote Creek Prospect, California, USA

On May 6, 2005, by an assignment agreement, the Company acquired a 33.075% working interest in certain mineral leases situated in Tehama County, California, referred to as the Coyote Creek Prospect. As consideration for this assignment, the Company assumed complete responsibility for the performance of all obligations of the assignor with respect to the farm-out agreement in which the assignor purchased its 67.5% working interest in the Coyote Creek Prospect. These obligations included $510,175 in geologic, geophysical, administration, land fee, dry hole drilling costs, and plugging and abandonment costs. Drilling completed in August 2005 proved that the well was uneconomical, and the entire $510,175 was allocated to exploration costs. Consequently, no amounts have been capitalized by the Company with respect to the Coyote Creek Prospect as at February 28, 2006.

F-11

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 5

Note 3	Oil and Gas Properties - (cont’d)

Strand Fiord Coal Project, Canada

On June 15, 2005, the Company executed an acquisition proposal (the “Agreement”) with James Bay Energy Inc (“James Bay”), a private company, whereby James Bay, with the subsequent ratification of First Nephi International, Inc. (“FNI”) as appropriate, agreed to grant to the Company an option to acquire an undivided 10% ownership interest in five coal exploration licenses (the “Licenses”) to explore and develop certain coal properties (collectively the “Property”) located on Axel Hieberg Island in the Canadian Arctic. Pursuant to an agreement (the “Underlying Agreement”) dated April 20, 2005, between James Bay and FNI, James Bay and FNI agreed to form a Nova Scotia company (“Novaco”) for the purposes of the joint-venture exploration and development of the Property. In the Underlying Agreement it was agreed that the ownership of Novaco would be FNI 90% and James Bay 10%, reflecting the respective interest of those parties in the Licenses.

Due to the failure of James Bay and FNI to form Novaco, the Company elected not to exercise the Option and during the quarter ended November 30, 2005, the Company and James Bay mutually agreed to terminate the Agreement (Note 9). As at February 28, 2006, no amounts have been paid or capitalized by the Company with respect to the Strand Fiord Coal Project.

Empress Project, Alberta, Canada

“Option Lands” (Sections 5, 6 and 7), Empress Project, Alberta, Canada

On May 19, 2005, the Company executed a farm-in agreement (the “Agreement”) with Blue Scorpion Energy Inc. (“Blue Scorpion”, formerly “1048136 Alberta Ltd.”), a private Alberta company, to acquire a 49% working interest in the Crown P&NG rights of Sections 5, 6, and 7 (the “Option Lands”) of the Empress Project, located in eastern Alberta, Canada. Under the terms of the Agreement, the Company will earn the 49% working interest in each of three sections of the project by drilling, casing and completing one exploratory gas well in each section.

The Company elected not to commence with the drilling of the Option Lands, thereby forfeiting its right to a 49% working interest in these properties. As at February 28, 2006, no amounts have been paid or capitalized by the Company with respect to the Option Lands of the Empress Project.

“Farmout Lands” (Sections 16, 9, 17, and 21), Empress Project, Alberta, Canada

On June 30, 2005, the Company executed a farm-in agreement (the “Agreement”) with Blue Scorpion Energy Inc. (“Blue Scorpion”, formerly “1048136 Alberta Ltd.”), a private Alberta company, to acquire a 21% working interest in Section 16 of the Empress Project, located in eastern Alberta, Canada, including the 11-16-24-2W4M well (“11-16”). Under the terms of the Agreement, the Company will earn the 21% working interest by agreeing to pay the Grantor’s portion (51%) of all additional costs and expenses whatsoever relating to all development on Section 16 from the date of the Agreement forward. The interests earned by the Company under the agreement are subject to a 15% over-riding royalty interest for the original farmor of the property and an additional 3% over-riding royalty interest stipulated in an underlying agreement.

F-12

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 6

Note 3	Oil and Gas Properties - (cont’d)

In November, 2005, the Company advanced $146,798 and capitalized such amounts ($174,264 Canadian funds) to the Operator of the 11-16. This represents the Company’s 51% pro-rata portion of the cost to connect the 11-16 to the Altagas gathering system. On December 6, 2005, the Company announced the completion of the construction of the pipeline, and the 11-16 commenced commercial production on December 7, 2005.

An amendment to the Agreement signed during the quarter ended November 30, 2005, confirms that the Company has also earned a 49% working interest in three other sections of the Farmout Lands (sections 9, 17, and 21) as a result of the Grantor having completed one well on Section 16 (Note 9).

“Farmout Lands” (Sections 16, 9, 17, and 21) Empress Project, Alberta, Canada - (cont’d)

In the event the Company elects to drill an Option Well, the Company will earn 21% of the Grantor’s Working Interest if the Option Well is on Section 16 and 49% of the Grantor’s Working Interest if the Option Well is on any of the other three Sections, subject to the Overriding Royalty and rights of conversion reserved by the original farmor.

Section 15, Empress Project, Alberta, Canada

On July 22, 2005, the Company executed a farm-in agreement (the “Agreement”) with Blue Scorpion Energy Inc. (“Blue Scorpion”, formerly “1048136 Alberta Ltd.”), a private Alberta company, to acquire a 49% working interest in Section 15 of the Empress Project, located in eastern Alberta, Canada. Under the terms of the Agreement, the Company will earn the 49% working interest by drilling one Earning Well on Section 15 and spudding the Earning Well not later than 30-days after the full execution of the Agreement. The Company elected not to commence with the drilling of the well, thereby forfeiting its right to a 49% working interest. As at February 28, 2006, no amounts have been paid or capitalized by the Company with respect to Section 15 of the Empress Project.

Kansas Prospect Database Participation Rights, Kansas, USA

On August 10, 2005, the Company executed a data sharing agreement (the “Agreement”) with Blue Scorpion Energy Inc. (“Blue Scorpion”, formerly “1048136 Alberta Ltd.”), a private Alberta company, to acquire a 25% working interest in certain proprietary oil and gas engineering data respecting several prospective areas in the State of Kansas. The data includes, among other things, certain magnetic data acquired by airborne surveys over lands (the “Lands”) in the State of Kansas that cover an area of approximately 1,000,000 acres, as well as interpretations of such data (including scaled digital plots defining potential prospects, maps and other related data). A five (5%) percent gross overriding royalty (the “Royalty”) has been reserved in an underlying agreement.

Blue Scorpion will be carried through the drilling and completion of the first two exploratory wells. The 70% joint venture working interest partners will pay 100% of the costs of drilling and completing the initial two wells. Subsequent to those first two wells, all participants in the play will contribute on a straight up working interest basis.

During the year ended February 28, 2006, $67,857 of exploration costs have been incurred and capitalized by the Company with respect to the Kansas Prospect Data Sharing Agreement.

F-13

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 7

Note 3	Oil and Gas Properties - (cont’d)

Bolloque Prospect, Alberta, Canada

On August 26, 2005, the Company executed a farm-in agreement (the “Agreement”) with a private company (the “Grantor”) to acquire the right to earn 49% of the interests that the Grantor can otherwise earn in the “Farmout Lands”, six sections of the Bolloque Project located 60 miles due north of Edmonton, Alberta, Canada.

Under the terms of the Agreement, the Company will earn the 49% working interest by drilling one Test Well. In August, 2005, the Company advanced $374,704 ($450,000 Canadian funds) to the Operator of the property to finance the drilling of the Test Well. In December, 2005, the Company advanced $118,000 ($135,830 Canadian funds) to the Operator of the 7-1 for the completion of the well, and during the quarter ended February 28, 2006, the Company paid an additional $7,412 of exploration costs with respect to this well. The well was determined to be uneconomical and an accrual of $91,635 was recorded at February 28, 2006, for the abandonment of the well. Total cost of the well of $591,751 was allocated to exploration costs. Consequently, no amounts have been capitalized by the Company with respect to the Bolloque Prospect as at February 28, 2006.

Note 4	Related Party Transactions

During the year ended February 28, 2006 the Company incurred consulting fees of $127,977 (2005 - $45,028 included in loss from discontinued operations) paid or accrued to directors of the Company.

During the year ended February 28, 2006, the Company incurred rent of $1,693 (2005 - $5,994 included in loss from discontinued operations) charged by a former director and a company with a director that is a former director of the Company.

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

Included in accounts payable at February 26, 2006 is $Nil (February 28, 2005 - $6,577) owing to former directors of the Company and to companies with directors that are former directors of the Company. Due from related parties at February 28, 2006, is $672 (February 28, 2005 - $7,644) comprised of $306 owing to directors for out-of-pocket expenses paid on behalf of the Company and $978 advanced to a director of the Company for travel expenses.

The amounts due to related parties represent advances and unpaid charges due to directors of the Company or to companies with directors in common with the Company and such advances are unsecured, non-interest bearing and have no specific terms of repayment.

Note 5	Income Taxes

As at February 28, 2006 and 2005 the Company has non-capital losses and undepreciated capital cost of approximately $ 6,683,038 and $ 69,485, respectively, which can be carried forward for tax purposes and are available to reduce taxable income of future years. The non-capital losses expire commencing in 2006 through 2010.

F-14

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 8

Note 5	Income Taxes (continued)

The tax effect of temporary differences that give rise to the Company’s deferred tax assets are as follows:

	2005	2006
Undepreciated capital cost of capital assets over their net book value	$ 6,683,038	$ 69,485
Estimated tax loss carryforward	2,272,233	23,625
Less: valuation allowance	(2,272,233)	(23,625)
	-	-
The valuation allowance reflects the realization of the tax assets is unlikely.

Note 6	Convertible Debentures

On June 15, 2005, the Company executed three secured convertible debentures for a total of $3,000,000. The debentures bear interest at 5% per annum and the principle and interest is convertible, at the holders’ discretion, into shares of common stock of the Company at $0.50 per share. The debentures are due and payable in full on or before June 15, 2006. As at November 30, 2005, $508,336 has been advanced directly to the operator of the Coyote Creek Prospect (Note 3), $374,704 has been advanced directly to the operator of the Bolloque Project (Note 3), and $70,000 has been advanced for sundry amounts, for a total advanced of $953,040. This debenture was closed during the quarter ended November 30, 2005, and interest of $20,402 accrued as at November 30, 2005. The other two debentures were cancelled during the quarter ended November 30, 2005, as the Company has elected to pursue alternative sources of financing.

On November 30, 2005, we entered into a securities purchase agreement with Cornell Capital for an aggregate purchase price of $3,500,000, of which we have issued (i) on November 30, 2005, a $1,750,000 secured convertible debenture, convertible into shares of our common stock, par value $0.001, (ii) on January 10, 2006, another $1,750,000 secured convertible debenture, convertible into shares of our common stock, par value $0.001, and (iii) a warrant to purchase an aggregate of 12,000,000 additional shares of our common stock at an exercise price of $0.2902 per share exercisable until November 30, 2010.

The secured convertible debenture is convertible into shares of our common stock at any time by dividing the dollar amount being converted by the lower of $0.2902 or 80% of the lowest volume weighted average trading price per share of our common stock for five trading days immediately preceding the conversion date. The interest on the convertible debenture shall accrue on the outstanding principal balance at a rate of 5% per annum. As at February 28, 2006 $33,322 has been charged as an interest expense.

The Warrants to purchase 12,000,000 of the Company’s common stock will expire on November 30, 2010. The exercise price of the warrant is $0.2902 and an exercise period of five years. The Company accounts for the fair value of these outstanding warrants to purchase common stock and the conversion feature of its convertible notes in accordance with SFAS No. 133 “Accounting For Derivative

F-15

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 9

Note 6	Convertible Debentures – (cont’d)

Instruments And Hedging Activities” and EITF Issue No. 00-19 “Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company's Own Stock” which requires the Company to bifurcate and separately account for the conversion feature and warrants as embedded derivatives contained in the Company's convertible notes.

Pursuant to SFAS No. 133, the Company bifurcated the fair value of the conversion feature from the convertible notes, since the conversion feature was determined to not be clearly and closely related to the debt host. In addition, since the effective registration of the securities underlying the conversion feature is an event outside of the control of the Company, pursuant to EITF Issue No. 00-19, the Company recorded the fair value of the conversion feature as a long-term liability as it was assumed that the Company would be required to net-cash settle the underlying securities.

The value of the warrants have been calculated using the Black–Scholes method as of the date of grant based on the following assumptions: an average risk free rate of 3.25; a dividend yield of 0.00%; an average volatility factor of the expected market price of the Company’s common stock of 348% for 2005; and an expected life of 5 years.

In addition, 4,812,130 warrants have been issued (2,406,065 each to H.C. Wainwright & Co., Inc. and 1st SB Partners, Ltd.), and, 12,000,000 warrants have been issuer to Cornel Capital Partners, LP., each exercisable at $0.2902 with terms of 5 years from November 30, 2005. The value of these warrants have also been calculated using the Black–Scholes method as of the date of grant based on the following assumptions: an average risk free rate of 3.25; a dividend yield of 0.00%; an average volatility factor of the expected market price of the Company’s common stock of 348%; and an expected life of 5 years.

The Company is required to carry these embedded derivatives on its balance sheet at fair value and unrealized changes in the values of these embedded derivatives are reflected in the consolidated statement of operation as “Gain (loss) on value of warrants and conversion feature”.

The Company bifurcated the debenture and based on a 12% discount to maturity is amortizing a discount of $958,466 in interest expense to maturity.

Beneficial conversion expense of the debenture was calculated by the Company based upon the difference between the market price of shares of the Company’s stock as of the date of issuance and the conversion price applicable to the convertible debentures.

WARRANTS
Cornell Capital Partners, LP	$(3,152,642.98)
H.C. Wainwright	(594,225.95)
1st SB Partners Ltd.	(594,225.95)
TOTAL BENEFICIAL CONVERSION EXPENSE	$(4,341,094.88)

F-16

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 10

Note 7	Discontinued Operations

On June 1, 2005, the Company executed an Acquisition/Disposition Agreement (the “Agreement”) whereby the Company agreed to dispose of 100% of the issued and outstanding shares in the common stock of its wholly-owned subsidiary, Power Grow Systems Ltd., to its two original shareholders in consideration of the purchasers delivering to the Company share certificates, accompanied by duly executed Irrevocable Powers of Attorney to transfer the share certificates, representing a total of 3,000,000 (pre-forward split, 24,000,000 post-forward split) common shares in the capital of the Company registered and beneficially owned by the purchasers. In conjunction with the closing of the agreement on June 1, 2005, Power Grow Systems Ltd. will assume all current and future liabilities, tangible and intangible assets, intellectual and proprietary information relating to the hydroponics plant growing equipment operation.

The net loss on disposal was determined as follows:

Proceeds on disposal of subsidiary	$3,000

Net assets of subsidiary:
Cash	501
Accounts receivable	5,639
Inventory	6,893
Accounts payable	(101,249)
Due to related parties	(92,489)
Due to Cascade Energy, Inc.	(5,998)
Loan payable	(5,870)
(192,573)

Net gain on disposal of subsidiary	$195,573

The consolidated balance sheets include the following amounts related to the discontinued operations of the subsidiary.

F-17

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 11

Note 7	Discontinued Operations

	February 28, 2006	February 28, 2005

Accounts receivable	$ -	$ 10,568
Inventory	-	6,809
Current assets of discontinued operations	$ -	$ 17,377

Bank overdraft	$ -	$ 9,501
Accounts payable	-	104,776
Due to related parties	-	62,805
Due to Cascade Energy, Inc.	-	5,998
Loan payable	-	16,810
Current liabilities of discontinued operations	$ -	$ 99,890

Accumulated other comprehensive loss from discontinued operations	$ -	$ 10,673

F-18

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 12

Note 8	Statement of Cash Flows and Operations from Discontinued Operations of Power Grow System Ltd.

Cash flows from discontinued operations are as follows:

	Year ended
	February 28,
	2006	2005

Cash flows used in operating activities
Gain (Loss) from discontinued operations	$ 185,513	$ (174,839)
Items not affecting cash:
Gain on disposal of subsidiary	(195,573)	-
Write off Goodwill		90,152
Changes in non-cash working capital items:
Accounts receivable	4,929	25,073
Prepaid	-	636
Inventory	(84)	5,652
Accounts payable	(3,527)	29,740

Cash used in operating activities	(8,742)	(23,586)

Cash flows used by financing activities
Bank overdraft	(9,501)	9,501
Loan payable	(10,940)	6,855
Due to related parties	29,684	9,712
Due to Cascade Energy, Inc.	-	5,998
Cash provided by financing activities	9,243	32,066

Effect of foreign exchange rate changes on cash	-	(10,673)

Increase (decrease) in cash from discontinued operations prior to disposal	501	(2,192)

Cash balance of subsidiary on disposal	(501)	-

Increase (decrease) in cash from discontinued operations during the period	$ -	$ (2,192)

F-19

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 13

STATEMENTS OF OPERATIONS

FROM DISCONTINUED OPERATIONS OF POWER GROW SYSTEM LTD.

for the years ended February 28, 2006 and 2005

(Stated in US Dollars)

	Year Ended
	February 28,
	2006	2005

Sales	$ 70,077	$ 189,139

Cost of sales	54,063	128,614

Gross profit	16,014	60,526

Expenses
Accounting and audit fees	1,610	3,299
Advertising	6,315	16,172
Auto expenses	1,899	12,789
Bad debt (recovery)	(11,402)	16,115
Bank charges and interest	1,609	6,697
Consulting fees – NOTE 4	13,585	48,732
Investor relations	-	2,358
Legal fees	1,084	736
Office and general	1,722	8,525
Rent – NOTE 4	1,695	15,956
Salaries and benefits	237	3,107
Telephone	-	8,577
Travel	3,354	2,150

	(23,794)	(145,213)

Loss before the following	(7,780)	(84,687)
Write off of Goodwill		(90,152)
Foreign currency translation adjustment	(2,280)	-
Gain on disposal of subsidiary – Note 7	195,573	-

Gain (loss) from discontinued operations	$ 185,513	$ (174,839)

Note 9	Capital Stock

On April 28, 2005, the Company approved a forward split of its common stock on the basis of 8 new shares for 1 old share and increased its authorized capital stock to 200,000,000 common shares. The number of shares referred to in these financial statements have been restated wherever applicable to give retroactive effect to the forward stock split. The par value of common stock and additional paid-in capital has also been restated.

F-20

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 14

The Company's capitalization is 200,000,000 common shares, with a par value of $0.001 per share and 5,000,000 preferred shares with a par value of $0.001 per share.

Note 9	Capital Stock (continued)

On June 1, 2005, the Company disposed of 100% of the issued and outstanding shares in the common stock of its wholly-owned subsidiary, Power Grow Systems Ltd., in consideration of the debts and liabilities being assumed.

During the quarter ended September 30, 2005, the Company returned to treasury and cancelled 24,000,000 (post-forward split) common shares in its capital stock.

On November 22, 2005, the Company closed a private placement consisting of 350,000 units at a price of $0.30 per unit for gross proceeds of $105,000. Each unit consists of one common share and one non-transferable common share purchase warrant exercisable for a period of twenty-four months from the date of closing at an exercise price of $0.60. The Company issued the securities to thirteen non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.received $105,000 in share subscription proceeds for 350,000 units of a private placement financing. A finder’s fee of $5,000 was paid to a senior officer and director of the Company with respect to this private placement.

On November 29, 2005, the Company issued 44,000,000 common shares as treasury stock held as collateral on the convertible debenture. The shares were recorded at the market value of the stock on the date of issuance, which was $0.215 per share.

Note 10	Commitments and Contingencies

On February 1, 2006, the Company entered into consulting agreements with three independent consultants to consult with the Company with respect to the Company’s business and strategic planning and to assist the Company’s President and Board of Directors on an as-requested basis. In consideration for their services, each consultant will be issued 2,000,000 common shares of the Company. The agreements are for a one-year term ending on February 1, 2007, subject to termination as provided in the agreements. All of the 6,000,000 common shares will be registered under a registration statement on Form S-8, filed in March, 2006, at an estimated price of $0.30 per common share. None of the shares under these agreements have been issued as at February 28, 2006.

F-21

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 15

Note 11	Oil and Gas Activities

As of February 28, 2006, the Company had net revenues of $5,785 from the Empress property.

In December of 2005, the Company completed the tie-in of the pipeline for the first Empress Gas Well in Alberta, Canada. The Well has been in production for three months now.

Property	Reserve	Revenue	Amortization	Capitalized Costs	Dry Hole

Empress	Proved	$ 11,181	$ 5,775	$ 141,023	$ -
Kansas	Unproved	-	-	67,857	-
Bolloque	Expensed	-	-	-	591,751
Coyote Creek	Expensed	-	-	-	510,175

		$ 11,181	$ 5,775	$ 208,880	$1,101,926

The reserve information presented below is based on reports prepared by independent petroleum engineers, Chapman Petroleum Engineering Ltd., for the proved property, Empress.

The information is presented in accordance with regulations prescribed by the Securities and Exchange Commission and based on Reserve definitions found in Rule 4-10(a) of Regulation S-X. Reserve estimates are inherently imprecise.

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, ie., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibilty is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

F-22

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 16

Note 11	Oil and Gas Activities (cont’d)

Summary of Company Reserves (Unaudited)
Proved Developed	OIL MSTB		SALES GAS MMscf		NGL Mbbls
	Gross	Net	Gross	Net	Gross	Net

Empress Detrital	-	-	6	3	-	-
Empress Viking	-	-	90	48	-	-

	-	-	96	51	-	-

The standardized measure of discounted future net cash flows, related to the above oil and gas reserves, is calculated in accordance with the requirements of SFAS No 69. Estimated future cash inflows from production are computed by applying year-end prices for oil and gas to year-end quantities of estimated proved reserves. Adjustment in this calculation for future price changes is limited to those required by contractual arrangements in existence at the end of each reporting period. Future development and production costs are those estimated future expenditures necessary to develop and produce year-end proved reserves based on year-end cost indices, assuming continuation of year end economic conditions. Estimated future income taxes are calculated by applying appropriate year-end statutory tax rates. These rates reflect allowable deductions and tax credits and are applied to estimated future pre-tax cash flows, less the tax bases of related assets. Discounted future net cash flows have been calculated using a 10% discount factor. Discounting requires a year-by-year estimate of when future expenditures will be incurred and when reserves will be produced.

The information provided in tables set out below does not represent management's estimate of the Company's expected future cash flows or of the value Company's proved oil and gas reserves. Estimates of proved reserves quantities are imprecise and change over time, as new information becomes available. Moreover, probable and possible reserves, which may become proved in the future, are excluded from the calculations. The arbitrary valuation prescribed under SFAS No.69 requires assumptions as to the timing and the amount of future development and production costs. The calculations should not be relied upon as an indication of the Company's future cash flows or of the value of its oil and gas reserves.

F-23

Cascade Energy, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

February 28, 2006

(Stated in US Dollars) – Page 17

Note 11	Oil and Gas Activities (cont’d)

	(Unaudited)	(Unaudited)
	2006	2005
Future cash inflows	$ 45,000	$ -
Future production and development costs	(22,000)	-
Future income tax expenses	-	-
Future net cash flows	23,000	-
Less effect of a 10% discount factor	(2,300)	-
Discounted future net cash flows	20,700	-

Principal sources of changes in standardized measure of discounted future net cash flows:

	(Unaudited)	(Unaudited)
	2006	2005
Discounted present value as at beginning of year	$ -	$ -
Sales and transfers of oil and gas, net of production costs	(5,775)	-
Changes in future development costs	-	-
Extensions and discoveries and revisions, net of future production and development costs	26,475	-
Accretion of discount	-	-
Standardized measure, end of period	20,700	-

Costs incurred in Oil and Gas Acquisition, Exploration and Development:

	(Unaudited)	(Unaudited)
	2006	2005
Development costs	$ 146,798	$ -
Exploration costs	1,101,926	-
Acquisition costs
Proved	-	-
Unproved	67,857	-
	$ 1,316,581	$ -

Note 12	Non-Cash Activities

During the year ended February 28, 2006, the Company recognized a beneficial conversion expense of $5,356,916 related to a convertible debenture (see Note 6) issued to Cornell Capital Partners, LP and the associated warrants issued.

Note 13.	Subsequent Events

In the registration rights agreement with the investor (Cornell Capital Partners LLP.) in the November 30, 2005 private placement, we agreed to file this registration statement on or before December 30, 2005. As amended by an informal agreement between the parties, we subsequently agreed to file this registration statement on or before January 12, 2006. After filing this registration statement, we are required to use our best efforts to cause this registration statement to become effective by April 30, 2006. We will be required to keep the registration statement effective for a period of two (2) years from the date it becomes effective.

F-24

In the event that:

- we fail to file this registration statement by January 12, 2006; or

- we fail to have this registration statement declared effective by April 30, 2006;

(each of these is deemed to be a registration default) then our company will pay liquidated damages to each of the investors equal to 2% of the aggregate purchase price paid by each holder for the first 30 days after the date of default and 2% of the aggregate purchase price paid by each holder for the debentures for every 30 day period thereafter. The foregoing events are also events of default under the secured convertible debentures. An additional event of default under the debentures is if this prospectus is unavailable for more than five consecutive trading days or more than eight trading days.

As of the date of this report we are in default of having the registration statement declared effective as at April 30, 2006 and are subject to liquidated damages of 2% of the outstanding amount of the debenture every 30 days beginning April 30, 2006. The holders of the debenture also have the right to declare the entire amount due. As of June 25, 2006 no such request has been received by the Company.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Cascade Energy, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Cascade Energy Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.